As filed with the Securities and Exchange Commission on October 31, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASLAN Pharmaceuticals Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

83 Clemenceau Avenue #12-03 UE Square

Singapore 239920

+65 6222 4235

(Address and telephone number of registrant’s principal executive offices)

Cogency Global Inc.

10 East 40th Street 10th Floor

New York, New York 10016

+1 212 947 7200

(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Robert W. Phillips

Kristin VanderPas

Charles S. Kim

Patrick Loofbourrow

Cooley LLP

101 California Street, 5th Floor

San Francisco, California 94111

(415) 693-2000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Aggregate Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Ordinary shares, par value NT$10.00 per ordinary share (1)	(3)	(3)	$100,000,000	$12,980

(1)

These ordinary shares are represented by American Depositary Shares (“ADSs”), each of which represents five ordinary shares of the registrant. ADSs issuable on deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No.: 333-224273).

(2)

There are being registered hereunder such indeterminate number of ordinary shares as may be sold by the registrant from time to time at indeterminate prices, in U.S. dollars or the equivalent thereof denominated in foreign currencies, with the maximum aggregate offering price not to exceed $100,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the ordinary shares represented by ADSs being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the ordinary shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	Omitted pursuant to Note 2 of the Fee Table of Form F-3 and Rule 457(o) under the Securities Act.
(4)

Pursuant to Rule 457(p) under the Securities Act, the registrant hereby offsets the total registration fee due under this registration statement by $2,101.50, the amount of the filing fee associated with the unsold securities from the registrant’s Registration Statement on Form F-1 (SEC File No. 333-231847), originally filed with the Commission on May 31, 2019, amended on June 17, 2019 and withdrawn on June 28, 2019.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 31, 2019

PROSPECTUS

$100,000,000

Ordinary Shares

American Depositary Shares representing Ordinary Shares

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $100,000,000 of our ordinary shares, including American Depositary Shares, or ADSs, representing ordinary shares. Each ADS will represent five ordinary shares and will be evidenced by American Depositary Receipts, or ADRs.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our ordinary shares are listed on the Taipei Exchange, or TPEx. On October 30, 2019, the last reported sale price of our ordinary shares on the TPEx was NT$9.50 per share, or approximately $0.31 per share, based on an exchange rate of NT$30.39 to $1.00. Pursuant to the relevant Taiwan rules and practices, we expect that any public offering price of our ordinary shares or ADSs will be (i) at least 90% of the closing price of our ordinary shares on the date of the applicable prospectus supplement related to such offering or (ii) at least 90% of the simple average of the closing prices of our ordinary shares on the one, three or five business days immediately preceding the date of such prospectus supplement.

Our ADSs are listed on The Nasdaq Global Market under the symbol “ASLN.” On October 30, 2019, the last reported sale price of our ADSs on The Nasdaq Global Market was $1.62 per ADS. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

As of September 19, 2019, the aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, was approximately $52.3 million, which was calculated based on 137,416,709 ordinary shares outstanding held by non-affiliates and a per share price of NT$11.80 as reported on the TPEx on such date, or approximately $0.38 per share based on an exchange rate of NT$31.00 to $1.00. We have not offered any securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell securities registered on this registration statement with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. In the event that subsequent to the effective date of this registration statement, our public float equals or exceeds $75 million, then the one-third limitation on sales shall not apply to additional sales made pursuant to this registration statement.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 5 of this prospectus under the caption “Risk Factors”. We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2019.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer ordinary shares, including ADSs representing our ordinary shares, in one or more offerings, with a total aggregate offering price of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “ASLAN,” “ASLAN Pharmaceuticals,” “the company,” “we,” “us” and “our” refer to ASLAN Pharmaceuticals Limited and its subsidiaries.

ii

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

iii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth on page 5 of this prospectus under the caption “Risk Factors” and in the risk factors included in any prospectus supplements, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, including our Annual Report on Form 20-F, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Company Overview

We are a clinical-stage oncology and immunology focused biopharmaceutical company based in Singapore developing novel therapeutics for global markets. We target diseases that are both highly prevalent in Asia and orphan indications in the United States and Europe. Our Asia development platform is designed to enable us to accelerate the development of drugs to treat these diseases. Our portfolio is comprised of four product candidates which target: validated growth pathways applied to new patient segments; novel immune checkpoints; and novel cancer metabolic pathways.

Our lead program, varlitinib, is a reversible small molecule pan-human epidermal growth factor receptor, or pan-HER inhibitor, that targets the human epidermal growth factor receptors HER1, HER2 and HER4. Varlitinib is currently being studied in a global pivotal clinical trial for biliary tract cancer for which we expect to report topline data in the fourth quarter of 2019.

We focus on cancers, such as biliary tract cancer, that are orphan diseases in the United States and Europe for which there are few, if any, approved therapies. Although registration trials for orphan diseases may require fewer patients, recruitment for such trials in the United States and Europe is often challenging given the limited availability of suitable patients. Asia offers a unique opportunity to accelerate the development of novel therapies in diseases where either the cancers are more prevalent or the availability of suitable patients is greater.

Our Product Candidates

The following table summarizes our product candidate pipeline:

Corporate Information

ASLAN Pharmaceuticals Pte. Ltd. was incorporated in Singapore in April 2010 and ASLAN Pharmaceuticals Limited was incorporated in Cayman Islands in June 2014 as the listing vehicle for our initial public offering and listing on the Taipei Exchange, or TPEx. Our subsidiaries, ASLAN Pharmaceuticals Taiwan Limited, ASLAN Pharmaceuticals Australia Pty Ltd., ASLAN Pharmaceuticals Hong Kong Limited, ASLAN Pharmaceuticals (Shanghai) Co. Ltd., ASLAN Pharmaceuticals (USA) Inc. and JAGUAHR Therapeutics Pte. Ltd. were incorporated in the Republic of China, Australia, Hong Kong, China, the United States and Singapore in November 2013, July 2014, July 2015, May 2016, October 2018, and August 2019, respectively.

Our principal executive offices are located at 83 Clemenceau Avenue #12-03 UE Square, Singapore 239920. Our telephone number at this address is +65 6222 4235. Our registered office in the Cayman Islands is at the offices of Intertrust Corporate Services (Cayman) Limited at 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 10 East 40th Street 10th Floor, New York, New York 10016. Our website address is www.aslanpharma.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this prospectus.

We conduct our business using the trademark “ASLAN,” “ASLAN PHARMACEUTICALS” and our lion logo, as well as domain names incorporating either or both of these trademarks. “ASLAN PHARMACEUTICALS” is a registered trademark in Singapore. In terms of Chinese character versions of our trademarks, in Taiwan, we have a trademark registration for “ ” In China, we have a trademark registration for “ ..” We also have a trademark registration in China to protect the following Chinese character version of the word varlitinib: “ ” (wei li ti ni). This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the U.S. Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and

•

to the extent that we no longer qualify as a foreign private issuer, (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier to occur of (1) (a) December 31, 2023 (b) the last day of the fiscal year in which our annual gross revenue is $1.07 billion or more, or (c) the date on which we are deemed to be a “large accelerated filer,” under the rules of the U.S. Securities and Exchange Commission, or the SEC, which means the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some but not all of these reduced burdens. To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of delayed adoption of new or revised accounting standards and, therefore, we will be subject to the same requirements to adopt new or revised accounting standards as other public companies that are not emerging growth companies.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

The Securities We May Offer

Under this prospectus, we may offer ordinary shares, including ADSs representing our ordinary shares, with a total aggregate offering price of up to $100,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. In assessing the risks described below, you should also refer to the information contained in our Annual Report on Form 20-F for the year ended December 31, 2018 and other documents which are incorporated by reference in this prospectus in their entirety, and other documents that we file from time to time with the SEC. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations and future growth prospects. In these circumstances, the market price of our ADSs could decline, and you may lose all or part of your investment.

Risks Related to Our Financial Condition and Need for Additional Capital

We have incurred significant losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future.    We are a clinical-stage oncology and inflammatory disease focused biopharmaceutical company based in Singapore developing novel therapeutics for global markets. We target diseases that are both highly prevalent in Asia and orphan indications in the United States and Europe. Investment in biopharmaceutical product development is highly speculative because it entails substantial upfront capital expenditures and significant risk that any potential product candidate will not demonstrate adequate effectiveness in the targeted indication or an acceptable safety profile, gain regulatory approval or become commercially viable. All of our product candidates will require substantial additional development time and resources before we would be able to apply for or receive regulatory approvals and begin generating revenue from product sales. We are not profitable and have incurred significant net losses in each year since our inception, including net losses of $9.0 million, $39.9 million and $42.2 million for fiscal years 2016, 2017 and 2018, respectively. As of September 30, 2019, we had an accumulated deficit of $149.9 million.

We have devoted substantially all our financial resources to developing our product candidates and targeted discovery work, including preclinical development activities and clinical trials. We expect to continue to incur substantial and increased expenses, losses and negative cash flows as we expand our development activities and advance our clinical programs, particularly with respect to our planned clinical development for varlitinib, ASLAN003 and ASLAN004. If our product candidates are not successfully developed or commercialized, including because of a lack of capital, or if we do not generate enough revenue following marketing approval, we will not achieve profitability and our business may fail. Even if we successfully obtain regulatory approval to market our product candidates in the United States and Europe, our revenue will also be heavily dependent upon the size of the markets outside of the United States and Europe, in particular China and Japan, as well as our ability to obtain market approval and achieve commercial success in those markets.

We currently do not generate any revenue from product sales, have generated only limited revenue since inception, and may never be profitable.    We do not anticipate generating revenue from sales of our proprietary product candidates for the foreseeable future. Our ability to generate future revenue from product sales depends on our success in completing clinical development of, obtaining regulatory approval for, and launching and successfully commercializing any product candidates.

Because of the numerous risks and uncertainties associated with pharmaceutical product development, we are unable to predict the timing or amount of increased expenses, when, or if, we will begin to generate revenue from product sales, or when, or if, we will be able to achieve or maintain profitability. In addition, our expenses could increase beyond planned levels if we are required by the U.S. FDA to perform studies in addition to those that we currently anticipate or if such studies are larger, take longer or are otherwise more expensive to conduct than we expect.

Even if one or more of our product candidates is approved for commercial sale, to the extent we do not engage a third-party collaborator, we anticipate incurring significant costs associated with commercializing any approved product candidate. Even if we are able to generate revenue from the sale of any approved products, we may not become profitable and may need to obtain additional funding to continue operations.

We will need to obtain substantial additional financing for our operations, and if we fail to obtain additional financing, we may be forced to delay, reduce or eliminate our product development programs or commercialization efforts.    Developing pharmaceutical products, including conducting preclinical studies and clinical trials, is expensive and we have consumed substantial amounts of capital since inception. To date, we have financed our operations through government subsidies and grants, collaboration payments and the sale of equity securities and convertible debt. We will need substantial additional financing to continue our operations and do not expect revenues from product sales or potential licensing transactions to be sufficient to offset our development expenses as we advance our clinical programs, including varlitinib.

As of September 30, 2019, we had cash and cash equivalents of $8.0 million. In addition, we have $2.95 million available for borrowing pursuant to loan facilities described under the section of this prospectus titled “Description of Share Capital — Convertible Loan and Warrants.” As we are in the clinical research and development phase, we will be seeking future funding based on the requirements of our business operations. We intend to explore various means of fundraising to meet our funding requirements to carry out our business operations, such as offerings of ADSs, domestic follow-on offerings of ordinary shares, venture debt and shareholder loans. We may also use other means of financing such as out-licensing of our intangible assets to generate revenue and cash. We have the ability to exercise discretion and flexibility to deploy our capital resources used in research and development activities according to the amount and timing of our financing activities. Accordingly, we believe that our existing cash and cash equivalents will enable us to fund our operating expenses and capital expenditure requirements and meet our obligations for at least the next twelve months from September 30, 2019. However, our future viability depends on our ability to raise additional capital to finance our operations. Regardless of our expectations as to how long our cash and cash equivalents will fund our operations, changing circumstances beyond our control may cause us to consume capital more rapidly than we currently anticipate. For example, our clinical trials may encounter technical, enrollment or other difficulties that could increase our development costs more than we expect. We may also incur expenses as we create additional infrastructure to support our planned commercialization efforts and our operations as a U.S. public company. In any event, we will require additional capital prior to completing pivotal studies of (except with respect to varlitinib in biliary tract cancer), filing for regulatory approval for, or commercializing, varlitinib, ASLAN003, ASLAN004 or any of our other preclinical product candidates.

We cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. If we are unable to raise additional capital when required or on acceptable terms, we may be required to:

•	significantly delay, scale back or discontinue the development or commercialization of our product candidates;

•

seek corporate partners for our product candidates when we would otherwise develop our product candidates on our own, or at an earlier stage than otherwise would be desirable or on terms that are less favorable than might otherwise be available;

•	relinquish or license on unfavorable terms, our rights to technologies or product candidates that we otherwise would seek to develop or commercialize ourselves; or

•	significantly curtail or cease operations.

If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we will be prevented from pursuing development and commercialization efforts, which will have an adverse effect on our business, operating results and prospects.

Risks Related to Clinical Development and Regulatory Approval

We are heavily dependent on the success of varlitinib, as well as ASLAN003 and ASLAN004. We cannot give any assurance that any of varlitinib, ASLAN003 or ASLAN004 will successfully complete clinical development or receive regulatory approval, which is necessary before they can be commercialized.    Our business and future success is substantially dependent on our ability to successfully develop, obtain regulatory approval for, and successfully commercialize our lead program, varlitinib, as well as ASLAN003 and ASLAN004. Any delay or setback in the development of any of our product candidates, could adversely affect our business and cause the price of our ADSs or ordinary shares to decline. Should our planned clinical development of our more advanced product candidates fail to be completed in a timely manner or at all, we will need to rely on our other product candidates, which will require additional time and resources to obtain regulatory approval and proceed with commercialization. We cannot assure you that our planned clinical development for varlitinib or our other product candidates will be completed in a timely manner in our planned indications, or at all, or that we will be able to obtain approval for varlitinib or any of our product candidates from the U.S. FDA, the Chinese National Medical Products Administration, or NMPA (formerly China Food and Drug Administration), or any comparable foreign regulatory authority.

Clinical development is a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results. Failure can occur at any stage of clinical development. We have never completed a pivotal clinical trial for our product candidates or submitted a New Drug Application, or NDA, or a Biologics License Application, or BLA, to the U.S. FDA or similar drug approval filings to comparable foreign authorities.    Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical trial process. The results of preclinical studies and early clinical trials of our product candidates may not be predictive of the results of subsequent clinical trials. We have a limited operating history and to date have not demonstrated our ability to complete large scale pivotal clinical trials.

Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through preclinical studies and initial clinical trials. In addition to the safety and efficacy traits of any product candidate, clinical trial failures may result from a multitude of factors including flaws in trial design, dose selection, placebo effect and patient enrollment criteria. A number of companies in the biopharmaceutical industry have suffered significant setbacks in advanced clinical trials due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier trials. Based upon negative or inconclusive results, we or any potential future collaborator may decide, or regulators may require us, to conduct additional clinical trials or preclinical studies. In addition, data obtained from trials and studies are susceptible to varying interpretations, and regulators may not interpret our data as favorably as we do, which may delay, limit or prevent regulatory approval. Our future clinical trials may not be successful.

If any product candidate is found to be unsafe or lack efficacy, we will not be able to obtain regulatory approval for it and our business may be materially harmed. For example, if the results of our ongoing pivotal studies for varlitinib in biliary tract cancer, our ongoing Phase 2 clinical trial of ASLAN003 in AML, our ongoing Phase 1 clinical trial of ASLAN004 in atopic dermatitis, or any other clinical trials for these product candidates demonstrate unexpected safety findings or do not achieve the primary efficacy endpoints, the prospects for approval of these product candidates, as well the price of our ADSs and ordinary shares and our ability to create shareholder value would be materially and adversely affected.

In some instances, there can be significant variability in safety and/or efficacy results between different trials of the same product candidate due to numerous factors, including changes in trial protocols, differences in composition of the patient populations, adherence to the dosing regimen and other trial protocols and the dropout rate among clinical trial participants. For example, we could be required to use a primary endpoint in our pivotal studies that is different from endpoints in our Phase 2 clinical trials, which could result in negative or less compelling efficacy results in pivotal trials despite promising results in Phase 2 clinical trials. We do not know whether any future clinical trials we may conduct will demonstrate consistent or adequate efficacy and safety to obtain regulatory approval to market our product candidates. If we are unable to bring any of our current or future product candidates to market, our ability to create long-term shareholder value will be limited.

Delays in clinical trials are common and have many causes, and any delay could result in increased costs to us and jeopardize or delay our ability to obtain regulatory approval and commence product sales.    We may experience delays in clinical trials of our product candidates. Our planned clinical trials may not begin on time, have an effective design, enroll a sufficient number of patients, or be completed on schedule, if at all. Our clinical trials can be delayed for a variety of reasons, including:

•	inability to raise funding necessary to initiate or continue a trial;

•	delays in obtaining regulatory approval to commence a trial;

•	delays in reaching agreement with the U.S. FDA, NMPA or other regulatory authorities on final trial design;

•	imposition of a clinical hold for safety reasons or following an inspection of our clinical trial operations or trial or manufacturing sites by the U.S. FDA, NMPA or other regulatory authorities;

•	delays in reaching agreement on acceptable terms with prospective contract research organizations, or CROs, and clinical trial sites;

•	delays in obtaining required institutional review board, or IRB, approval at each site;

•	delays in recruiting suitable patients to participate in a trial;

•	delays in having patients complete participation in a trial or return for post-treatment follow-up;

•	clinical sites dropping out of a trial to the detriment of enrollment;

•	time required to add new clinical sites; or

•	delays by our contract manufacturers to produce and deliver sufficient supply of clinical trial materials.

We could also experience delays if physicians encounter unresolved ethical issues associated with enrolling patients in clinical trials of our product candidates in lieu of prescribing existing treatments that have established safety and efficacy profiles. Further, a clinical trial may be suspended or terminated by us, the IRBs for the institutions in which such trials are being conducted, any data monitoring committee for such trial, or by the U.S. FDA, NMPA or other regulatory authorities due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols, inspection of clinical trial or manufacturing sites by the U.S. FDA, NMPA or other regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using a product candidate, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial. Furthermore, we rely on CROs and clinical trial sites to ensure the proper and timely conduct of our clinical trials and while we have agreements governing their committed activities, we have limited influence over their actual performance. If we experience termination of, or delays in the completion of, any clinical trial of our product candidates, the commercial prospects for our product candidates will be harmed, and our ability to generate product revenues will be delayed. In addition, any delays in completing our clinical trials will increase our costs and slow down our product development and approval process. Any of these occurrences may harm our business, prospects, financial condition and results of operations significantly.

Many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval for our product candidates.

Because we have multiple product candidates in our clinical pipeline and are considering a variety of target indications, we may expend our limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success.    Because we have limited financial and managerial resources, we must focus our research and development efforts on those product candidates and specific indications that we believe are the most promising. As a result, we may forego or delay pursuit of opportunities with other product candidates or other indications that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities.

We may in the future spend our resources on other research programs and product candidates for specific indications that ultimately do not yield any commercially viable products. For example, one component of our business strategy is to build a broad immuno-oncology portfolio based on antibodies which inhibit specific immune checkpoints in ways that we believe will enable us to simultaneously target multiple pathways. However, these antibodies have not been proven and we cannot assure you that they will be viable candidates for preclinical development, that we will be able to target multiple pathways simultaneously or that our estimates for the resultant pipeline will prove accurate. In addition, the costs, time and resources required to successfully move these antibodies into development may be greater than our estimates. Furthermore, if we do not accurately evaluate the commercial potential or target market for a particular product candidate, we may relinquish valuable rights to that product candidate through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights.

Our product candidates may cause adverse events or have other properties that could delay or prevent their regulatory approval or limit the scope of any approved label or market acceptance.    Adverse events, or AEs, caused by our product candidates or other potentially harmful characteristics of our product candidates could cause us, other reviewing entities, clinical trial sites or regulatory authorities to interrupt, delay or halt clinical trials and could result in the denial of regulatory approval. For example, across all varlitinib clinical trials, the most commonly occurring drug-related AEs as of September 30, 2019 were nausea (38% of patients with any grade, 1% with grade 3 or 4), diarrhea (34% of patients with any grade, 4% with grade 3 or 4) and fatigue (34% of patients with any grade, 5% with grade 3 or 4). Grade refers to the severity of the AE, with grade 3 indicating a severe or medically significant but not immediately life-threatening AE, grade 4 indicating an AE with potentially life-threatening consequences, and grade 5 meaning patient death.

Patients admitted to our varlitinib clinical trials are experiencing later stages of cancer and may be in a diminished physical state prior to entering our clinical trials, which put them at increased risk of death. These patients may die while receiving our drug candidates. In such circumstances, it may not be possible to exclude with certainty a causal relationship to varlitinib. For example, across our varlitinib clinical trials, seven patient deaths (grade 5) that were possibly related to the varlitinib treatment occurred. One death was related to disease progression (worsening of metastatic breast cancer), one death was related to acute kidney injury, one death was due to liver failure leading to multi-organ failure and sepsis, one death was related to hemorrhage of upper gastrointestinal tract, one death was related to heart failure, one death was related to polymicrobial bacteremia due to hepatobiliary sepsis and one death was related to condition deterioration with suspected cholangiogenic infection. These deaths were reported to the appropriate regulatory authorities as “possibly related” to varlitinib because the immediate cause of the patient’s death could not be determined, and therefore, a relationship to varlitinib could not be excluded.

Serious adverse events observed in any of our clinical trials may adversely impact our ability to obtain regulatory approval for our product candidates. Further, if any of our approved products cause serious or unexpected side effects after receiving market approval, a number of potentially significant negative consequences could result, including:

•	regulatory authorities may withdraw their approval of the product or impose restrictions on its distribution;

•	regulatory authorities may require the addition of labeling statements, such as warnings or contraindications;

•	we may be required to change the way the product is administered or conduct additional clinical studies;

•	we could be sued and held liable for harm caused to patients; or

•	our reputation may suffer.

Any of these events could prevent us from achieving or maintaining market acceptance of the affected product candidate and could substantially increase the costs of commercializing our product candidates.

The regulatory approval processes of the U.S. FDA, NMPA and comparable foreign authorities are lengthy, time consuming and inherently unpredictable, and if we are ultimately unable to obtain regulatory approval for our product candidates, our business will be substantially harmed.    The time required to obtain approval by the U.S. FDA, NMPA and comparable foreign authorities is unpredictable but typically takes many years following the commencement of clinical trials and depends upon numerous factors, including the substantial discretion of the regulatory authorities. In addition, approval policies, regulations, or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions. For example, we cannot guarantee that our ongoing pivotal clinical trials of varlitinib in biliary tract cancer will be sufficient to warrant accelerated approval or that our Phase 2 clinical trials of ASLAN003 in AML or Phase 1 clinical trials of ASLAN004 in atopic dermatitis will be sufficient to allow subsequent development or that the U.S. FDA or comparable foreign regulatory authorities will not require additional or different clinical trials prior to subsequent development of ASLAN003 or ASLAN004 or that the required primary endpoints in subsequent pivotal trials or other clinical trials will be different than those in Phase 2 clinical trials.

Our product candidates could fail to receive regulatory approval for many reasons, including the following:

•	the U.S. FDA or comparable foreign regulatory authorities may disagree with the design, scope or implementation of our clinical trials;

•	we may be unable to demonstrate to the satisfaction of the U.S. FDA or comparable foreign regulatory authorities that a product candidate is safe and effective for its proposed indication;

•	the results of clinical trials may not meet the level of statistical significance required by the U.S. FDA or comparable foreign regulatory authorities for approval;

•	we may be unable to demonstrate that a product candidate’s clinical and other benefits outweigh its safety risks;

•	the U.S. FDA or comparable foreign regulatory authorities may disagree with our interpretation of data from preclinical studies or clinical trials;

•

the data collected from clinical trials of our product candidates may not be sufficient to support the submission of an NDA, BLA or other submission or to obtain regulatory approval in the United States or elsewhere;

•

the U.S. FDA or comparable foreign regulatory authorities may fail to approve the manufacturing processes or facilities of third-party manufacturers with which we contract for clinical and commercial supplies; and

•	the approval policies or regulations of the U.S. FDA or comparable foreign regulatory authorities may change significantly in a manner rendering our clinical data insufficient for approval.

This lengthy approval process, as well as the unpredictability of future clinical trial results, may result in our failing to obtain regulatory approval to market our product candidates, which would harm our business, results of operations and prospects significantly.

In addition, even if we were to obtain approval, regulatory authorities may approve any of our product candidates for fewer or more limited indications than we request, may not approve the price we intend to charge for our products, may grant approval contingent on the performance of costly post-marketing clinical trials, or may approve a product candidate with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that product candidate. Any of the foregoing scenarios could harm the commercial prospects for our product candidates.

We have not previously submitted an NDA, BLA or any similar drug approval filing to the U.S. FDA or any comparable foreign authority for any product candidate, and we cannot be certain that any of our product candidates will be successful in clinical trials or receive regulatory approval. Further, our product candidates may not receive regulatory approval even if they are successful in clinical trials. If we do not receive regulatory approvals for our product candidates, we may not be able to continue our operations. Even if we successfully obtain regulatory approvals to market one or more of our product candidates, our revenue will be dependent, to a significant extent, upon the size of the markets in the territories for which we gain regulatory approval. If the markets for patients or indications that we are targeting are not as significant as we estimate, we may not generate significant revenue from sales of such products, if approved.

Pharmaceutical companies in China are required to comply with extensive regulations and hold a number of permits and licenses to carry on their business. Our ability to obtain and maintain these regulatory approvals is uncertain, and future government regulation may place additional burdens on our efforts to commercialize our product candidates.    The pharmaceutical industry in China is subject to extensive government regulation and supervision. The regulatory framework addresses all aspects of operating in the pharmaceutical industry, including approval, registration, production, distribution, packaging, labelling, storage and shipment, advertising, licensing and certification requirements and procedures, periodic renewal and reassessment processes, registration of new drugs and environmental protection. In order to commercialize our product candidates and manufacture and distribute pharmaceutical products in China, we are required to:

•

obtain a pharmaceutical manufacturing permit and good manufacturing practices, or cGMP, certificate for each production facility from the NMPA and its relevant branches for trading and distribution of drugs not manufactured by the drug registration certificate holder;

•	obtain a drug registration certificate, which includes a drug approval number, from the NMPA for each drug manufactured by us;

•	obtain a pharmaceutical distribution permit and good supply practice, or GSP, certificate from the NMPA and its relevant branches; and

•

renew the pharmaceutical manufacturing permits, the pharmaceutical distribution permits, drug registration certificates, cGMP certificates and GSP certificates every five years, among other requirements.

If we are unable to obtain or renew such permits or any other permits or licenses required for our operations, will not be able to engage in the commercialization, manufacture and distribution of our product candidates and our business may be adversely affected.

The regulatory framework governing the pharmaceutical industry in China is subject to change and amendment from time to time. The Chinese government has introduced various reforms to the Chinese healthcare system in recent years and may continue to do so, with an overall objective to expand basic medical insurance coverage and improve the quality and reliability of healthcare services. The specific regulatory changes under the reform still remain uncertain. The implementing measures to be issued may not be sufficiently effective to achieve the stated goals, and as a result, we may not be able to benefit from such reform to the level we expect, if at all. Moreover, the reform could give rise to regulatory developments, such as more burdensome administrative procedures, which may have an adverse effect on our business and prospects.

Although we have obtained orphan drug designation for varlitinib in gastric cancer and cholangiocarcinoma, a form of biliary tract cancer, and for ASLAN003 in AML in the United States, we may not be able to obtain or maintain the benefits associated with orphan drug status, including market exclusivity.    Regulatory authorities in some jurisdictions, including the United States and the European Union, may designate drugs for relatively small patient populations as orphan drugs. Under the Orphan Drug Act, the U.S. FDA may designate a drug as an orphan drug if it is intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals annually in the United States. We have obtained orphan drug designation for varlitinib in gastric cancer and cholangiocarcinoma from the U.S. FDA, as well as for varlitinib in biliary tract cancer from the Ministry of Food and Drug Safety in South Korea. We have also obtained orphan drug designation from the U.S. FDA for ASLAN003 in AML. Generally, if a drug with an orphan drug designation subsequently receives the first marketing approval for the indication for which it has such designation, the drug may be entitled to a period of marketing exclusivity, which precludes the U.S. FDA from approving another marketing application for the same molecule for the same indication for that time period. We can provide no assurance that another drug will not receive marketing approval prior to our product candidates. The applicable period is seven years in the United States and ten years in Japan and the European Union. The exclusivity period in the European Union can be reduced to six years if a drug no longer meets the criteria for orphan drug designation or if the drug is sufficiently profitable so that market exclusivity is no longer justified. Orphan drug exclusivity may be lost if the U.S. FDA determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the drug to meet the needs of patients with the rare disease or condition. In addition, even after a drug is granted orphan exclusivity and approved, the U.S. FDA can subsequently approve another drug for the same condition before the expiration of the seven year exclusivity period if the U.S. FDA, concludes that the later drug is clinically superior in that it is shown to be safer, more effective or makes a major contribution to patient care.

Even if we obtain regulatory approval for our product candidates, we will still face extensive regulatory requirements and our products may face future development and regulatory difficulties.    Even if we obtain regulatory approval in the United States, China or other markets, the U.S. FDA, NMPA or other regulatory authorities, as applicable, may still impose significant restrictions on the indicated uses or marketing of our product candidates, or impose ongoing requirements for potentially costly post-approval studies or post-market surveillance. Our product candidates, if approved, will also be subject to ongoing U.S. FDA, NMPA and/ or other applicable regulatory requirements governing the labeling, packaging, storage, distribution, safety surveillance, advertising, promotion, record-keeping and reporting of safety and other post-market information. The holder of an approved NDA or BLA is obligated to monitor and report AEs and any failure of a product to meet the specifications in the NDA or BLA, as applicable. The holder of an approved NDA or BLA must also submit new or supplemental applications and obtain U.S. FDA approval for certain changes to the approved product, product labeling or manufacturing process. Advertising and promotional materials must comply with U.S. FDA rules and are subject to U.S. FDA review, in addition to other potentially applicable federal and state laws.

In addition, manufacturers of drug products and their facilities are subject to payment of user fees and continual review and periodic inspections by the U.S. FDA, NMPA and other regulatory authorities for compliance with current good manufacturing practices, or cGMP, and adherence to commitments made in the NDA. If we or a regulatory agency discovers previously unknown problems with a product, such as AEs of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory agency may impose restrictions relative to that product or the manufacturing facility, including requiring recall or withdrawal of the product from the market or suspension of manufacturing.

If we fail to comply with applicable regulatory requirements following approval of a product candidate, a regulatory agency may:

•	issue a warning letter asserting that we are in violation of the law;

•	seek an injunction or impose civil or criminal penalties or monetary fines;

•	suspend or withdraw regulatory approval;

•	suspend any ongoing clinical trials;

•	refuse to approve a pending NDA or supplements to an NDA submitted by us;

•	seize product; or

•	refuse to allow us to enter into supply contracts, including government contracts.

In particular, we may seek accelerated approval from the U.S. FDA for our product candidates which will likely require a further confirmatory trial. If this confirmatory trial is not successful, we will be required to withdraw our product candidate from the U.S. market and potentially other markets. For instance, we intend to seek accelerated approval for varlitinib in second-line biliary tract cancer.

Any government investigation of alleged violations of law could require us to expend significant time and resources in response and could generate negative publicity. The occurrence of any event or penalty described above may inhibit our ability to commercialize our products and generate revenue.

In addition, if any of our product candidates are approved and we are found to have improperly promoted off-label uses of those products, we may become subject to significant liability. The U.S. FDA and other regulatory agencies strictly regulate the promotional claims that may be made about prescription products, such as our product candidates, if approved. In particular, a product may not be promoted for uses that are not approved by the U.S. FDA or such other regulatory agencies as reflected in the product’s approved labeling. However, companies may share truthful and not misleading information that is otherwise consistent with the product’s FDA approved labeling. For example, if we receive marketing approval for varlitinib as a treatment for biliary tract cancer, physicians may nevertheless use our product for their patients in a manner that is inconsistent with the approved label. If we are found to have promoted such off-label uses, we may become subject to significant liability, which would materially adversely affect our business and financial condition.

Even if we obtain U.S. FDA approval for our product candidates in the United States, we may never obtain approval to commercialize our product candidates outside of the United States, which would limit our ability to realize their full market potential.    In order to market any products outside of the United States, we must establish and comply with numerous and varying regulatory requirements of other countries regarding safety and efficacy. Clinical trials conducted in one country may not be accepted by regulatory authorities in other countries, and regulatory approval in one country does not mean that regulatory approval will be obtained in any other country. Approval processes vary among countries and can involve additional product testing and validation and additional administrative review periods.

Seeking foreign regulatory approval could result in difficulties and costs for us and require additional non-clinical studies or clinical trials which could be costly and time consuming. Regulatory requirements can vary widely from country to country and could delay or prevent the introduction of our products in those countries. We do not have any product candidates approved for sale in any jurisdiction, including international markets, and we do not have experience in obtaining regulatory approval in international markets. If we fail to comply with regulatory requirements in international markets or to obtain and maintain required approvals, or if regulatory approvals in international markets are delayed, our target market will be reduced and our ability to realize the full market potential of our products will be harmed.

If we fail to develop, acquire or in-license other product candidates or products, or other necessary intellectual property, our business and prospects will be limited.    Our long-term growth strategy is to develop, acquire or in-license and commercialize a portfolio of product candidates, including any related intellectual property, in addition to varlitinib and our other existing product candidates. Identifying, selecting and acquiring or licensing promising product candidates requires substantial technical, financial and human resources expertise. Efforts to do so may not result in the actual development, acquisition or license of a particular product candidate, potentially resulting in a diversion of our management’s time and the expenditure of our resources with no resulting benefit. If we are unable to obtain a license to any third-party intellectual property that is necessary to develop and commercialize any of our product candidates, we may have to abandon development or commercialization of such product candidates. Even if we are able to obtain such license, we cannot guarantee that such license will be available on commercially reasonable terms or exclusive. If we are unable to add additional product candidates to our pipeline, our long-term business and prospects will be limited.

Licensing assets from third parties involves technical and scientific due diligence to assess the opportunity, the strength of the intellectual property protection for the asset and the ability to commercialize the asset. This due diligence is usually conducted over a relatively short period of time. It can be difficult to identify all the issues relevant to the assessment. Failure to identify all the relevant issues can impact negatively on the value of the asset. If we are not able to adequately assess the value of an asset that we license from third parties, our ability to realize the full value of our products may be harmed.

We rely on third parties to conduct our preclinical studies and clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval for or commercialize our product candidates and our business could be substantially harmed.    We have relied upon and plan to continue to rely upon third-party CROs to conduct our preclinical studies and clinical trials, including investigator-initiated studies sponsored by the investigator’s institution, and control only certain aspects of their activities. Nevertheless, we are responsible for ensuring that each of our trials is conducted in accordance with the applicable protocol, legal, regulatory and scientific standards and our reliance on the CROs does not relieve us of our regulatory responsibilities. We and our CROs are required to comply with U.S. FDA laws and regulations regarding current good clinical practice, or cGCP, which are also required by the Competent Authorities of the Member States of the European Economic Area and comparable foreign regulatory authorities in the form of International Council for Harmonization, or ICH, guidelines for all of our products in clinical development. Regulatory authorities enforce cGCP through periodic inspections of trial sponsors, principal investigators and trial sites. If we or any of our CROs fail to comply with applicable cGCP, the clinical data generated in our clinical trials may be deemed unreliable and the U.S. FDA or comparable foreign regulatory authorities may require us to perform additional clinical trials before approving our marketing applications. We cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of our clinical trials comply with cGCP regulations. In addition, our U.S. clinical trials must be conducted with product produced under cGMP regulations. While we have agreements governing activities of our CROs, we have limited influence over their actual performance. In addition, portions of the clinical trials for our product candidates are expected to be conducted at various locations great distances from where our principal operations are located in Singapore, which will make it more difficult for us to monitor CROs and perform visits of our clinical trial sites and will force us to rely heavily on CROs to ensure the proper and timely conduct of our clinical trials and compliance with applicable regulations, including cGCP. Failure to comply with applicable regulations in the conduct of the clinical trials for our product candidates may require us to repeat clinical trials, which would delay the regulatory approval process.

Some of our CROs have an ability to terminate their respective agreements with us if, among other reasons, it can be reasonably demonstrated that the safety of the subjects participating in our clinical trials warrants such termination, if we make a general assignment for the benefit of our creditors or if we are liquidated. If any of our relationships with these third-party CROs terminate, we may not be able to enter into arrangements with alternative CROs or to do so on commercially reasonable terms. In addition, our CROs are not our employees, and except for remedies available to us under our agreements with such CROs, we cannot control whether or not they devote sufficient time and resources to our preclinical and clinical programs. If CROs do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols, regulatory requirements or for other reasons, our clinical trials may be extended, delayed or terminated and we may not be able to obtain regulatory approval for or successfully commercialize our product candidates. Consequently, our results of operations and the commercial prospects for our product candidates would be harmed, our costs could increase substantially and our ability to generate revenue could be delayed significantly.

Switching or adding additional CROs involves additional cost and requires management time and focus. In addition, there is a natural transition period when a new CRO commences work. As a result, delays occur, which can materially impact our ability to meet our desired clinical development timelines. Though we carefully manage our relationships with our CROs, there can be no assurance that we will not encounter challenges or delays in the future or that these delays or challenges will not have a material adverse impact on our business, financial condition and prospects.

Risks Related to Our Business Operations and Industry

Our future success depends on our ability to retain key executives and to attract, retain and motivate qualified personnel.    We are highly dependent on the principal members of our executive team listed under “Management” located elsewhere in this prospectus, the loss of whose services may adversely impact the achievement of our objectives. While we have entered into employment agreements with each of our executive officers, any of them could leave our employment at any time, subject to any applicable notice requirements. Recruiting and retaining other qualified employees for our business, including scientific and technical personnel, will also be critical to our success. Competition for skilled personnel is intense and the turnover rate can be high. We may not be able to attract and retain personnel on acceptable terms given the competition among numerous pharmaceutical companies for individuals with similar skill sets. In addition, failure to succeed in clinical studies may make it more challenging to recruit and retain qualified personnel. The inability to recruit or loss of the services of any executive or key employee might impede the progress of our development and commercialization objectives.

We will need to expand our organization, and we may experience difficulties in managing this growth, which could disrupt our operations.    As of December 31, 2018, we had 56 full-time employees. In connection with our January 2019 corporate restructuring plan, we reduced our total workforce by approximately 30%. As of September 30, 2019, we had 29 full-time employees. In the future we may expand our employee base to increase our managerial, scientific, clinical, operational, financial and other resources, to add a sales and marketing function and to hire more consultants and contractors. Future growth would impose significant additional responsibilities on our management, including the need to identify, recruit, maintain, motivate and integrate additional employees, consultants and contractors.

Also, our management may need to divert a disproportionate amount of its attention away from our day-to-day activities and devote a substantial amount of time to managing these growth activities. We may not be able to effectively manage the expansion of our operations, which may result in weaknesses in our infrastructure, give rise to operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. Future growth could require significant capital expenditures and may divert financial resources from other projects, such as the development of our existing or future product candidates. If our management is unable to effectively manage our growth, our expenses may increase more than expected, our ability to generate and grow revenue could be reduced, and we may not be able to implement our business strategy. Our future financial performance and our ability to commercialize our product candidates, if approved, and compete effectively will depend, in part, on our ability to effectively manage any future growth.

We may undertake internal restructuring activities in the future that could result in disruptions to our business or otherwise materially harm our results of operations or financial condition.    From time to time we may undertake internal restructuring activities as we continue to evaluate and attempt to optimize our cost and operating structure in light of developments in our business strategy and long-term operating plans. For example, we initiated a corporate restructuring in January 2019 that resulted in a reduction in our workforce. Any such restructuring activities may result in write-offs or other restructuring charges. There can be no assurance that any restructuring activities that we have undertaken or undertake in the future will achieve the cost savings, operating efficiencies or other benefits that we may initially expect. Restructuring activities may also result in a loss of continuity, accumulated knowledge and inefficiency during transitional periods and thereafter. In addition, internal restructurings can require a significant amount of time and focus from management and other employees, which may divert attention from commercial operations. If any internal restructuring activities we have undertaken or undertake in the future fail to achieve some or all of the expected benefits therefrom, our business, results of operations and financial condition could be materially and adversely affected.

The terms of our loan agreements place restrictions on our operating and financial flexibility. If we raise additional capital through debt financing, the terms of any new debt could further restrict our ability to operate our business.    In connection with the license agreement with CSL Limited, or CSL, related to ASLAN004, in May 2014 we entered into a loan agreement with CSL Finance Pty Ltd, or CSL Finance, pursuant to which CSL Finance agreed to provide a ten-year facility for $4.5 million, or the CSL Facility. Borrowings under the CSL Facility are unsecured and can be used to reimburse a portion of eligible invoices for certain research and development costs or expenses incurred by us in connection with developing ASLAN004 and approved by CSL Finance at each drawdown period. In addition, we are required to mandatorily prepay amounts outstanding if we receive any income or revenue in connection with the commercialization or out-licensing of any intellectual property rights (other than under the license agreement with CSL Limited related to ASLAN004), in which case we are required to apply at least a low double digit percentage of such income or revenue against any amounts then-outstanding under the CSL Facility. Under the CSL Facility, we are subject to customary reporting and restrictive covenants. If an event of default occurs, CSL Finance can terminate the commitment under the CSL Facility and accelerate all amounts outstanding.

In September and October 2019, the Company entered into a series of loan facilities with certain of the Company’s directors, existing stockholders or affiliates thereof, and others, for an aggregate loan amount of $2.95 million. Each loan facility has a two-year term with a 10% interest rate per annum, commencing upon the date the Company draws down on such facility. Under the loan facility entered into in October 2019, in the event that the Company raises net proceeds of more than $19.5 million in a financing transaction during the loan term, the Company will be obligated to repay any unpaid portion of the principal amount and accrued interest thereunder within 30 days of the receipt of the proceeds from such financing transaction. The loan facility further provides that, during the time that any amount is outstanding thereunder, the Company will not (i) incur any finance debt which is secured by a security interest or (ii) carry out or implement any merger, consolidation, reorganization (other than the solvent reorganization of the Company), recapitalization, reincorporation, share dividend or other changes in the capital structure of the Company which may have a material adverse effect on the rights of the lenders, in each case except with the prior written consent of the lenders. In addition, upon an event of default, the lenders may declare the principal amounts then outstanding and all interest thereon accrued and unpaid to be immediately due and payable to the lenders.

If we are liquidated, the rights of our lenders to repayment would be senior to the rights of the holders of our ordinary shares to receive any proceeds from the liquidation. Any declaration by our lenders of an event of default could significantly harm our business and prospects and could cause the price of our ordinary shares to decline. If we raise any additional debt financing, the terms of such additional debt could further restrict our operating and financial flexibility.

We face potential product liability, and, if successful claims are brought against us, we may incur substantial liability.    The use of our product candidates in clinical trials and the sale of any products for which we obtain marketing approval exposes us to the risk of product liability claims. Product liability claims might be brought against us by consumers, healthcare providers, pharmaceutical companies or others selling or otherwise coming into contact with our products and product candidates. If we cannot successfully defend against product liability claims, we could incur substantial liability and costs. In addition, regardless of merit or eventual outcome, product liability claims may result in:

•	impairment of our business reputation;

•	withdrawal of clinical trial participants;

•	costs due to related litigation;

•	distraction of management’s attention from our primary business;

•	substantial monetary awards to patients or other claimants;

•	the inability to commercialize our product candidates; and

•	decreased demand for our product candidates, if approved for commercial sale.

Our current clinical trial liability insurance coverage may not be sufficient to reimburse us for any expenses or losses we may suffer. Moreover, insurance coverage is becoming increasingly expensive and in the future we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses due to liability. If and when we obtain marketing approval for our product candidates, we intend to expand our insurance coverage to include the sale of commercial products; however, we may be unable to obtain product liability insurance on commercially reasonable terms or in adequate amounts. On occasion, large judgments have been awarded in class action lawsuits based on drugs that had unanticipated adverse effects. A successful product liability claim or series of claims brought against us could cause the price of our ADSs or ordinary shares to decline and, if judgments exceed our insurance coverage, could adversely affect our results of operations and business.

Our internal computer systems, or those of our CROs or other contractors or consultants, may fail or suffer security breaches, which could result in a material disruption of our operations.    Despite the implementation of security measures, our internal computer systems and those of our CROs and other contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. Such events could cause interruptions of our operations. Furthermore, we do not have formal internal disaster recovery procedures. If our systems experience a disaster or are otherwise unavailable, we may not be able to operate our business, which could have a material adverse effect on our financial conditions, reputation or business prospects. For instance, the loss of preclinical study or clinical trial data involving our product candidates could result in delays in our development and regulatory filing efforts and significantly increase our costs. In addition, theft or other exposure of data may interfere with our ability to protect our intellectual property, trade secrets, and other information critical to our operations. We can provide no assurances that certain sensitive and proprietary information relating to one or more of our product candidates has not been, or will not in the future be, compromised. There can be no assurances we will not experience unauthorized intrusions into our computer systems, or those of our CROs and other contractors and consultants, that we will successfully detect future unauthorized intrusions in a timely manner, or that future unauthorized intrusions will not result in material adverse effects on our financial condition, reputation, or business prospects.

Certain data breaches must also be reported to affected individuals and the government, and in some cases to the media, under provisions of the U.S. Health Insurance Portability and Accountability Act of 1996, or HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, other U.S. federal and state law, and requirements of non-U.S. jurisdictions, including the European Union Data Protection Directive, and financial penalties may also apply.

Our insurance policies may not be adequate to compensate us for the potential losses arising from breaches, failures or disruptions of our infrastructure, catastrophic events and disasters or otherwise. In addition, such insurance may not be available to us in the future on economically reasonable terms, or at all. Further, our insurance may not cover all claims made against us and defending a suit, regardless of its merit, could be costly and divert management’s attention.

Furthermore, the loss of clinical trial data from completed or future clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. Likewise, we rely on other third parties for the manufacture of our product candidates and to conduct clinical trials, and similar events relating to their computer systems could also have a material adverse effect on our business.

In addition to in-licensing or acquiring product candidates, we may engage in future business acquisitions that could disrupt our business, cause dilution to our ADS holders and harm our financial condition and operating results.    While we currently have no specific plans to acquire any other businesses, we have, from time to time, evaluated acquisition opportunities and may, in the future, make acquisitions of, or investments in, companies that we believe have products or capabilities that are a strategic or commercial fit with our current product candidates and business or otherwise offer opportunities for our company. In connection with these acquisitions or investments, we may:

•	issue shares that would dilute our ADS holders’ percentage of ownership;

•	incur debt and assume liabilities; and

•	incur amortization expenses related to intangible assets or incur large write-offs.

We also may be unable to find suitable acquisition candidates and we may not be able to complete acquisitions on favorable terms, if at all. If we do complete an acquisition, we cannot assure you that it will ultimately strengthen our competitive position or that it will not be viewed negatively by customers, financial markets or investors. Further, future acquisitions could also pose numerous additional risks to our operations, including:

•	problems integrating the purchased business, products or technologies;

•	increases to our expenses;

•	the failure to have discovered undisclosed liabilities of the acquired asset or company;

•	diversion of management’s attention from their day-to-day responsibilities;

•	harm to our operating results or financial condition;

•	entrance into markets in which we have limited or no prior experience; and

•	potential loss of key employees, particularly those of the acquired entity.

We may not be able to complete one or more acquisitions or effectively integrate the operations, products or personnel gained through any such acquisition without a material adverse effect on our business, financial condition and results of operations.

Our Asia development platform is unproven and may not result in the competitive advantages we anticipate.    We have built a development platform centered in Asia that is designed to enable us to accelerate the development of drugs which target Asia prevalent diseases and which we believe can generate data suitable for submission to regulators in the United States, Europe, China and Japan. Although data collected in Asia from the varlitinib biliary tract cancer clinical trial as well as other varlitinib clinical data have been submitted to a number of regulatory authorities, including the U.S. FDA, the NMPA, the Pharmaceutical and Medical Devices Agency, or PMDA, the Health Sciences Authority in Singapore, the Taiwan Food and Drug Administration and the Ministry of Food and Drug Safety in South Korea, and after reviewing the data these health authorities have each agreed to include patients from their respective countries in the varlitinib biliary tract cancer clinical trials, we cannot guarantee this result will hold true in the future. Regulatory authorities could potentially reject Asia data if they believe that the Asian disease population is substantially different from the disease population in their particular country. Furthermore, while we have shown in certain cases that the pharmacokinetics in Asian and Caucasian patients are similar, we cannot guarantee that this will hold true more generally or in the future, or with respect to other ethnicities. While we believe our platform in Asia offers us an opportunity to accelerate the development of novel therapies in diseases where either the diseases are more prevalent or the availability of suitable patients in clinical trials is greater, an Asia-focused development platform is a relatively novel approach to drug development and has not yet resulted in a proven track record of accelerated development or regulatory approval.

Furthermore, drug development focused in Asia may be subject to a number of risks and uncertainties. We cannot assure you that governments of Asian countries will not enact regulations or incentives that favor local pharmaceutical companies over foreign-owned pharmaceutical companies. Any developments in Asia that make clinical development costlier or more time-consuming could delay our development timelines and materially harm our business and results of operations.

Our operations across Asia could be subject to natural disasters, health epidemics and other business disruptions, which could have a material adverse effect on our business, results of operation and financial condition.    Our operations, and in particular our clinical trials, are being conducted across areas of Asia that may be prone to natural disasters, such as earthquakes, cyclones, monsoons and floods, which could cause interruptions to our operations. In addition, the areas in which our clinical trials could be adversely affected by the outbreak of influenza A (H1N1), avian influenza (H7N9), severe acute respiratory syndrome (SARS) or other pandemics.

Any occurrence of these natural disasters or pandemic diseases or other adverse public health developments in the areas in which we operate our clinical trials could disrupt or delay our business operations or clinical development, which could materially adversely affect our business.

Our business is subject to economic, political, regulatory and other risks associated with international operations.    As a company based in Singapore with an Asia based development platform, our business is subject to risks associated with conducting business outside of the United States. Many of our suppliers and collaborative and clinical trial relationships are located outside the United States. Accordingly, our future results could be harmed by a variety of factors, including:

•	economic weakness, including inflation, or political instability;

•	differing and changing regulatory requirements for drug approvals;

•	differing jurisdictions could present different issues for securing, maintaining or obtaining freedom to operate in such jurisdictions;

•	potentially reduced protection for intellectual property rights;

•	difficulties in compliance with local laws and regulations;

•	changes in local regulations and customs, tariffs and trade barriers;

•	changes in currency exchange rates, including the Singapore dollar, and currency controls;

•	changes in a specific country’s or region’s political or economic environment;

•	the relationship between Singapore and other countries, including China;

•	trade protection measures, import or export licensing requirements or other restrictive actions;

•	differing reimbursement regimes and price controls;

•	negative consequences from changes in tax laws;

•	compliance with tax, employment, immigration and labor laws for employees;

•	workforce uncertainty in countries where labor unrest is more common than in the United States;

•	difficulties associated with staffing and managing international operations, including differing labor relations;

•	production shortages resulting from any events affecting raw material supply or manufacturing capabilities; and

•	business interruptions resulting from geo-political actions, including war and terrorism, or natural disasters including typhoons, floods and fires.

More specifically, the economy in Asia differs from most developed markets in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange, government policy on public order and allocation of resources. In some of the Asian markets, governments continue to play a significant role in regulating industry development by imposing industrial policies. Moreover, some local governments also exercise significant control over the economic growth and public order in their respective jurisdictions through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policies, and providing preferential treatment to particular industries or companies. In addition, some Asian markets have experienced, and may in the future experience, political instability, including strikes, demonstrations, protests, marches, coups d’état, guerilla activity or other types of civil disorder. These instabilities and any adverse changes in the political environment could increase our costs, increase our exposure to legal and business risks, or disrupt our clinical operations.

We are subject to stringent privacy laws, information security policies and contractual obligations governing the use, processing, and cross-border transfer of personal information and our data privacy and security practices.    We receive, generate and store significant and increasing volumes of sensitive information, such as employee, personal and patient data. We are subject to a variety of local, state, national and international laws, directives and regulations that apply to the collection, use, retention, protection, disclosure, transfer and other processing of personal data in the different jurisdictions in which we operate, including comprehensive regulatory systems in the U.S. and Europe. Legal requirements relating to the collection, storage, handling, and transfer of personal information and personal data continue to evolve and may result in ever-increasing public scrutiny and escalating levels of enforcement, sanctions and increased costs of compliance.

Compliance with U.S. and international data protection laws and regulations could cause us to incur substantial costs or require us to change our business practices and compliance procedures in a manner adverse to our business. Moreover, complying with these various laws could require us to take on more onerous obligations in our contracts, restrict our ability to collect, use and disclose data, or in some cases, impact our ability to operate in certain jurisdictions. Failure to comply with U.S. and international data protection laws and regulations could result in government enforcement actions (which could include civil or criminal penalties), private litigation and/or adverse publicity and could negatively affect our operating results and business. Claims that we have violated individuals’ privacy rights, failed to comply with data protection laws, or breached our contractual obligations, even if we are not found liable, could be expensive and time consuming to defend, could result in adverse publicity and could have a material adverse effect on our business, financial condition and results of operations.

The collection and use of personal data in the European Union are governed by the General Data Protection Regulation, or GDPR. The GDPR imposes stringent requirements for controllers and processors of personal data, including, for example, more robust disclosures to individuals and a strengthened individual data rights regime, shortened timelines for data breach notifications, limitations on retention of information, increased requirements pertaining to special categories of data, such as health data, and additional obligations when we contract with third-party processors in connection with the processing of the personal data. The GDPR also imposes strict rules on the transfer of personal data out of the European Union to the United States and other third countries. In addition, the GDPR provides that European Union member states may make their own further laws and regulations limiting the processing of personal data, including genetic, biometric or health data.

The GDPR applies extraterritorially, and we may be subject to the GDPR because of our data processing activities that involve the personal data of individuals located in the European Union, such as in connection with any European Union clinical trials. GDPR regulations may impose additional responsibility and liability in relation to the personal data that we process and we may be required to put in place additional mechanisms to ensure compliance with the new data protection rules. This may be onerous and may interrupt or delay our development activities, and adversely affect our business, financial condition, results of operations and prospects.

Other jurisdictions outside the European Union are similarly introducing or enhancing privacy and data security laws, rules, and regulations, which could increase our compliance costs and the risks associated with non-compliance. We cannot guarantee that we may be in compliance with all applicable international regulations as they are enforced now or as they evolve. For example, our privacy policies may be insufficient to protect any personal information we collect, or may not comply with applicable laws, in which case we may be subject to regulatory enforcement actions, lawsuits or reputational damage, all of which may adversely affect our business. If we fail to comply with the GDPR and the applicable national data protection laws of the European Union member states, or if regulators assert we have failed to comply with these laws, it may lead to regulatory enforcement actions, which can result in monetary penalties of up to € 20,000,000 or up to 4% of the total worldwide annual turnover of the preceding financial year, whichever is higher, and other administrative penalties. If any of these events were to occur, our business and financial results could be significantly disrupted and adversely affected.

Although we take measures to protect sensitive data from unauthorized access, use or disclosure, our information technology and infrastructure may be vulnerable to attacks by hackers or viruses or breached due to employee error, malfeasance or other malicious or inadvertent disruptions. Any such breach or interruption could compromise our networks and the information stored there could be accessed by unauthorized parties, manipulated, publicly disclosed, lost or stolen. Any such access, breach or other loss of information could result in legal claims or proceedings, and liability under federal or state laws that protect the privacy of personal information, and regulatory penalties. In the United States, notice of breaches must be made to affected individuals, the U.S. Secretary of the Department of Health and Human Services, or HHS, and for extensive breaches, notice may need to be made to the media or U.S. state attorneys general. Such a notice could harm our reputation and our ability to compete. The HHS has the discretion to impose penalties without attempting to resolve violations through informal means. In addition, U.S. state attorneys general are authorized to bring civil actions seeking either injunctions or damages in response to violations that threaten the privacy of state residents. Although we have implemented security measures to prevent unauthorized access to patient data, such data is currently accessible through multiple channels, and there is no guarantee we can protect our data from breach. Unauthorized access, loss or dissemination could also damage our reputation or disrupt our operations, including our ability to conduct our analyses, deliver test results, process claims and appeals, provide customer assistance, conduct research and development activities, collect, process and prepare company financial information, provide information about our tests and other patient and physician education and outreach efforts through our website, and manage the administrative aspects of our business.

Risks Related to Our Intellectual Property

If we are unable to obtain or protect intellectual property rights related to our current product candidates or any future product candidates which we may develop, we may not be able to compete effectively in our market.    We rely upon a combination of patents, trade secret protection, confidentiality agreements and proprietary know-how, and intend to seek marketing exclusivity for any approved product, in order to protect the intellectual property related to product candidates. The patent prosecution process is expensive, time-consuming and complex, and we may not be able to file, prosecute, maintain, enforce or license all necessary or desirable patent applications at a reasonable cost or in a timely manner. The strength of patents in the biotechnology and pharmaceutical field involves complex legal and scientific questions, is highly uncertain, and has, in the recent years, been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. The patent applications that we own or in-license may fail to result in issued patents with claims that cover our product candidates in the United States or in other foreign countries for a number of reasons, including because of a finding of lack of novelty or that the claimed inventions are already in the public domain. If this were to occur, early competition from third parties could be expected against our product candidates.

Even if patents do successfully issue, third parties may challenge their validity, enforceability or scope, which may result in such patents being invalidated, rendered unenforceable, narrowed or deemed as not infringing. Also, a third party may challenge our ownership of patents and patent applications assigned to us, or may challenge our exclusive rights to patents and patent applications that we license from third parties. Furthermore, even if they are unchallenged, our patents and patent applications may not adequately protect our intellectual property or prevent others from circumventing our patents by developing products similar to or competing with our product candidates. If the patent applications we hold with respect to our other product candidates fail to issue or if their breadth or strength of protection is threatened, it could dissuade companies from collaborating with us to develop them, and threaten our ability to commercialize any resulting products. We cannot offer any assurances about which, if any, applications will issue as patents or whether any issued patents will be found not invalid and not unenforceable or will go unthreatened by third parties. In addition, due to the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. Furthermore, patent applications by third parties can result in an interference proceeding in the United States being invoked by a third party or instituted by us to determine who was the first to invent any of the subject matter covered by the patent claims of our applications or patents.

Because patent applications in the United States, Europe and many other jurisdictions are typically not published until 18 months after filing, and because publications of discoveries in scientific literature lag behind actual discoveries, we cannot be certain that we were the first to make the inventions claimed in our issued patents or pending patent applications, or that we were the first to file for protection of the inventions set forth in our patents or patent applications. As a result, we may not be able to obtain or maintain protection for certain inventions. Therefore, the enforceability and scope of our patents in the United States, Europe and in many other jurisdictions cannot be predicted with certainty and, as a result, any patents that we own or license may not provide sufficient protection against competitors. We may not be able to obtain or maintain patent protection from our pending patent applications, from those we may file in the future, or from those we may license from third parties. Moreover, even if we are able to obtain patent protection, such patent protection may be of insufficient scope to achieve our business objectives.

Moreover, some of our owned patents and patent applications are, and may in the future be, co-owned with third parties. For example, under our license agreement with CSL, we and CSL do and will co-own certain intellectual property that we have jointly developed and will jointly develop prior to the completion of the single ascending dose clinical trial currently being conducted. While we currently have an exclusive license to CSL’s rights under such co-owned intellectual property, if we are unable to maintain such exclusive license, or if we are unable to obtain and maintain an exclusive license to any of our other third-party co-owners’ rights under any intellectual property that we co-own, such co-owners may be able to license their rights to other third parties, including our competitors, and our competitors could market competing products and technology. In addition, we may need the cooperation of any such co-owners of our patents in order to enforce such patents against third parties, and such cooperation may not be provided to us. Any of the foregoing could have a material adverse effect on our competitive position, business, financial conditions, results of operations, and prospects.

Our inability to protect our confidential information and trade secrets would harm our business and competitive position.    In addition to the protection afforded by patents, we rely on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable, processes for which patents are difficult to enforce and any other elements of our drug development process that involve proprietary know-how, information or technology that is not covered by patents. Trade secrets can be difficult to protect. We seek to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as our employees, corporate collaborators, outside scientific collaborators, contract research organizations, contract manufacturers, consultants, advisors, and other third parties. We cannot guarantee that we have entered into such agreements with each party that may have or have had access to our trade secrets or proprietary technology and processes. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches Furthermore, we cannot guarantee that our trade secrets and other confidential proprietary information will not be disclosed or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. If we are unable to prevent material disclosure of the non-patented intellectual property related to our technologies to third parties, and there is no guarantee that we will have any such enforceable trade secret protection, we may not be able to establish or maintain a competitive advantage in our market, which could materially adversely affect our business, results of operations and financial condition.

We may not be able to protect our intellectual property and proprietary rights throughout the world.    Filing, prosecuting, and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and the laws of foreign countries may not protect our rights to the same extent as the laws of the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions.

Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection but enforcement is not as strong as that in the United States. These products may compete with our products, and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing. If we are unable to block the commercialization of these products, these products may erode our commercial position in the market place.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets, and other intellectual property protection, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our intellectual property and proprietary rights generally. Proceedings to enforce our intellectual property and proprietary rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly, could put our patent applications at risk of not issuing, and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property and proprietary rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Several countries have compulsory licensing laws under which, in certain circumstances, a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we or any of our licensors is forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business, financial condition, results of operations, and prospects may be adversely affected.

In China, the validity, enforceability and scope of protection available under the relevant intellectual property laws are uncertain and still evolving. Implementation and enforcement of Chinese intellectual property-related laws have historically been inconsistent. Accordingly, intellectual property and confidentiality legal regimes in China may not afford protection to the same extent as in the United States or other countries. Policing unauthorized use of proprietary technology is difficult and expensive, and we may need to resort to litigation to enforce or defend patents issued to us or to determine the enforceability, scope and validity of our proprietary rights or those of others. The experience and capabilities of Chinese courts in handling intellectual property litigation varies, and outcomes are unpredictable. Further, such litigation may require a significant expenditure of cash and may divert management’s attention from our operations, which could harm our business, financial condition and results of operations. An adverse determination in any such litigation could materially impair our intellectual property rights and may harm our business, prospects and reputation in China.

If we fail to comply with our obligations in the agreements under which we license rights to technology from third parties, or if the license agreements are terminated for other reasons, we could lose license rights that are important to our business.    We are heavily reliant upon licenses to certain patent rights and proprietary technology from third parties that are important or necessary to the development of our product candidates, including varlitinib. Accordingly, we are party to a number of technology licenses that are important to our business and expect to enter into additional licenses in the future. For example, our rights to varlitinib are the subject of an exclusive license agreement with Array. If we fail to comply with our obligations under our agreement with Array (including, among other things, if we fail to use commercially reasonable efforts to develop and commercialize varlitinib) or our other license agreements, or we are subject to insolvency or liquidation, our licensors may have the right to terminate the license.

In addition, under our agreement with Array, in the event of a change of control, we may be required to make additional payment to Array if the change of control meets specified conditions. In the event that any of our important technology licenses were to be terminated by the licensor, we may need to negotiate new or reinstated agreements, which may not be available to us on equally favorable terms, or at all, or we could lose our rights under these agreements, including our rights to intellectual property or technology important to our development programs, which would likely cause us to cease further development of the related program, including varlitinib. Furthermore, under certain of our collaboration agreements, our licensors may retain the right to grant non-exclusive licenses to the licensed patents and technology to other academic or research institutions for non-commercial research purposes, in which case we would not have exclusive rights to such licensed patents and technologies.

Our technology agreements under which we currently license intellectual property or technology to and from third parties are complex and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, increase what we believe to be our financial or other obligations under the relevant agreement or decrease the third party’s financial or other obligations under the relevant agreement, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

In addition, disputes may arise regarding intellectual property subject to a licensing agreement, including:

•	the scope of rights granted under the license agreement and other interpretation-related issues;

•	the extent to which our technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

•	the sublicensing of patent and other rights under our existing collaborative development relationships and any collaboration relationships we might enter into in the future;

•	our diligence obligations under the license agreement and what activities satisfy those diligence obligations;

•	the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our current and future licensors and us; and

•	the priority of invention of patented technology.

We are generally also subject to all of the same risks with respect to protection of intellectual property that we license, as we are for intellectual property that we own, which are described elsewhere under “Risks Related to Our Intellectual Property.” If we or our licensors fail to adequately protect this intellectual property, our ability to commercialize products could suffer. Moreover, if disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates, which could have a material adverse effect on our business, financial conditions, results of operations, and prospects.

Third-party claims of intellectual property infringement may prevent or delay our development and commercialization efforts.    Our commercial success depends in part on our avoiding infringement of the patents and proprietary rights of third parties. There is a substantial amount of litigation, both within and outside the United States, involving patent and other intellectual property rights in the biotechnology and pharmaceutical industries, including patent infringement lawsuits, interferences, oppositions, reexamination, post-grant review, inter partes review, and derivation proceedings before the U.S. Patent and Trademark Office, or the USPTO and equivalent proceedings in foreign jurisdictions (e.g., opposition proceedings). Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which we and our collaborators are developing product candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that our product candidates may be subject to claims of infringement of the patent rights of third parties.

Third parties may assert that we or our product candidates are infringing, misappropriating or otherwise violating their intellectual property without authorization. There may be third-party patents or patent applications with claims to materials, formulations, methods of manufacture or methods for treatment related to the use or manufacture of our product candidates. Because patent applications can take many years to issue, there may be currently pending patent applications which may later result in issued patents that our product candidates may infringe.

In addition, third parties may obtain patents in the future and claim that use of our technologies infringes upon these patents. If any third-party patents were held by a court of competent jurisdiction to cover the manufacturing process of any of our product candidates, any drug substance formed during the manufacturing process or any final product itself, the holders of any such patents may be able to block our ability to commercialize such product candidate unless we obtain a license under the applicable patents, which may not be available on commercially reasonable terms or at all, or until such patents are invalidated or expire. Similarly, if any third-party patent were held by a court of competent jurisdiction to cover aspects of our formulations or methods of use, the holders of any such patent may be able to block our ability to develop and commercialize the applicable product candidate formulation or use unless we obtain a license, which may not be available on commercially reasonable terms or at all, or until such patent expires. In either case, such a license may not be available on commercially reasonable terms or at all.

Parties making intellectual property claims against us may request and/or obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize one or more of our product candidates. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business. Even if we believe any third-party intellectual property claims are without merit, there is no assurance that a court would find in our favor on questions of validity, enforceability, priority, or non-infringement. In the event of a successful claim of infringement against us, we may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, obtain one or more licenses from third parties, pay royalties or redesign our infringing products or manufacturing processes, which may be impossible or require substantial time and monetary expenditure. We cannot predict whether any such license would be available at all or whether it would be available on commercially reasonable terms. Furthermore, even in the absence of litigation, we may need to obtain licenses from third parties to advance our research, manufacture clinical trial supplies or allow commercialization of our product candidates. The licensing or acquisition of third-party intellectual property rights is a competitive area, and several more established companies may pursue strategies to license or acquire third-party intellectual property rights that we may consider attractive or necessary. These established companies may have a competitive advantage over us due to their size, capital resources and greater clinical development or commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. We may fail to obtain any of these licenses at a reasonable cost or on reasonable terms, if at all. In that event, we would be unable to further develop and commercialize one or more of our product candidates, which could harm our business significantly. We cannot provide any assurances that third-party patents do not exist which might be enforced against our products, resulting in either an injunction prohibiting our sales, or, with respect to our sales, an obligation on our part to pay royalties and/or other forms of compensation to third parties.

We may be involved in lawsuits to protect or enforce our patents or the patents of our licensors, which could be expensive, time consuming and unsuccessful.    Competitors may infringe our patents or the patents of our licensors. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time-consuming. If we or one of our licensors were to initiate legal proceedings against a third party to enforce a patent covering one of our products, the defendant could counterclaim that such patent is invalid or unenforceable. In patent litigation in the United States or in Europe, defendant counterclaims alleging invalidity or unenforceability are commonplace. In addition, in an infringement proceeding, a court may decide that a patent of ours or our licensors is not valid or is unenforceable, may narrow the scope of our or our licensor’s patents, or may refuse to stop the defendant from using the technology at issue on the grounds that our patents do not cover the technology in question. An adverse result in any litigation or defense proceedings could put one or more of our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not issuing.

Interference proceedings provoked by third parties or brought by us may be necessary to determine the priority of inventions with respect to our patents or patent applications or those of our collaborators or licensors. An unfavorable outcome could require us to cease using the related technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms. Our defense of litigation or interference proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees. We may not be able to prevent, alone or with our licensors, misappropriation of our intellectual property rights, particularly in countries where the laws may not protect those rights as fully as in the United States.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of our ADSs.

Changes in patent law could diminish the value of patents in general, thereby impairing our ability to protect our product candidates.    Obtaining and enforcing patents in the biopharmaceutical industry involves both technological and legal complexity and is therefore costly, time-consuming and inherently uncertain. Changes in either the patent laws or interpretation of the patent laws in the United States could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. Recent patent reform legislation in the United States and other countries, including the Leahy-Smith America Invents Act, or Leahy-Smith Act, could increase those uncertainties and costs. The Leahy-Smith Act includes provisions that affect the way patent applications are prosecuted, redefine prior art and provide more efficient and cost-effective avenues for competitors to challenge the validity of patents, and may also affect patent litigation. These include allowing third-party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent by USPTO administered post-grant proceedings, including post-grant review, inter partes review and derivation proceedings. In addition, assuming that other requirements for patentability are met, prior to March 15, 2013, in the United States, the first to invent the claimed invention was entitled to the patent, while outside the United States, the first to file a patent application was entitled to the patent. After March 15, 2013, under the Leahy-Smith Act, the United States transitioned to a first inventor to file system in which, assuming that the other statutory requirements are met, the first inventor to file a patent application will be entitled to the patent on an invention regardless of whether a third party was the first to invent the claimed invention. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

In addition, the U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. This combination of events has created uncertainty with respect to the validity and enforceability of patents, once obtained. Depending on future actions by the U.S. Congress, the U.S. courts, the USPTO and the relevant law-making bodies in other countries, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.    Periodic maintenance fees on any issued patent are due to be paid to the USPTO and foreign patent agencies in several stages over the lifetime of the patent. The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which non-compliance can (i) result in abandonment or lapse of, or (ii) otherwise affect the patentability of, the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. If we or our licensors that control the prosecution and maintenance of our licensed patents fail to maintain the patents and patent applications covering our product candidates, our competitors might be able to enter the market, which would have a material adverse effect on our business.

In addition, as licensees we may not be responsible for or have control over the prosecution or enforceability of our licensed patents. In such cases, we have to rely on the licensor to comply with the requisite obligations of the patent offices, including the duty of disclosure, filing assignments, etc. We cannot guarantee that our licensed patents and patent applications will be prosecuted, maintained and enforced in a manner consistent with the best interests of our business. As licensees, we may not be in a position to assess if these duties have been complied with or have the ability to complete these duties on behalf of the licensor. Failure by our licensors to comply with such duties may affect the enforceability of the patent rights, narrow the scope of our patent protection and, more generally, could affect the value of our patent rights. If our patent protection is reduced or eliminated, we may not be able to prevent our competitors or other third parties from developing or commercializing products similar to ours and may be required to cease development of our product candidates, which could have a material adverse effect on our business.

If we do not obtain patent term extension for any product candidates we may develop, our business may be materially harmed.    Depending upon the timing, duration and specifics of any FDA marketing approval of any product candidates we may develop, one or more of our owned or in-licensed U.S. patents may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, or Hatch-Waxman Amendments. The Hatch-Waxman Amendments permit a patent term extension of up to five years as compensation for the patent term lost during the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval, only one patent may be extended and only those claims covering the approved drug, a method for using it or a method for manufacturing it may be extended. However, we may not be granted an extension because of, for example, failing to exercise due diligence during the testing phase or regulatory review process, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents, or otherwise failing to satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than we request. Similar issues apply in the patent legal systems of other key markets such as the European Union. If we are unable to obtain patent term extension or the term of any such extension is less than we request, our competitors may obtain approval of competing products following our patent expiration, and our business, financial condition, results of operations and prospects could be materially harmed.

We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties.    We employ individuals, and work with consultants or independent contractors, who were previously employed at other biotechnology or pharmaceutical companies, including our competitors or potential competitors. We may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed confidential information, including trade secrets, of any such individual’s former employers or other third parties. We may also be subject to claims that former employers or other third parties have an ownership interest in our patents. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. There is no guarantee of success in defending these claims, and even if we are successful, litigation could result in substantial cost and be a distraction to our management and other employees.

In addition, while it is our policy to require our employees, consultants and independent contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that we regard as our own. The assignment of intellectual property rights may not be self-executing (and may require further action), or the assignment agreements may be breached, and we may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property. Such claims could have a material adverse effect on our business, financial condition, results of operations, and prospects.

If our trademarks and tradenames are not adequately protected, then we may not be able to build name recognition in our markets and our business may be adversely affected.    We have registered or applied to register certain trademarks to protect our company name and plan to apply to register trademarks to cover product names in the future once our product candidates are closer to commercialization. We cannot assure you that our trademark applications will be approved or that we will seek registered trademark protection for each of our product names in each jurisdiction in which we operate. During trademark registration proceedings, we may receive rejections. Although we are given an opportunity to respond to those rejections, we may be unable to overcome such rejections. In addition, in proceedings before the USPTO and in proceedings before comparable agencies in many foreign jurisdictions, third parties are given an opportunity to oppose pending trademark applications and to seek to cancel registered trademarks. Opposition or cancellation proceedings may be filed against our trademarks, and our trademarks may not survive such proceedings. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition and could require us to devote resources toward advertising and marketing new brands. Further, we cannot assure you that competitors will not infringe our trademarks or that we will have adequate resources to enforce our trademarks.

Intellectual property rights do not necessarily address all potential threats.    The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect our business or permit us to maintain our competitive advantage. For example:

•

others may be able to make products that are similar to any product candidates we may develop or utilize similar technology but that are not covered by the claims of the patents that we license or may own in the future;

•

we, or our license partners or current or future collaborators, might not have been the first to make the inventions covered by the issued patent or pending patent application that we license or may own in the future;

•	we, or our license partners or current or future collaborators, might not have been the first to file patent applications covering certain of our or their inventions;

•	others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our owned or licensed intellectual property rights;

•	it is possible that our pending licensed patent applications or those that we may own in the future will not lead to issued patents;

•	issued patents that we hold rights to may be held invalid or unenforceable, including as a result of legal challenges by our competitors;

•

our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

•	we may not develop additional proprietary technologies that are patentable;

•	the patents of others may harm our business; and

•	we may choose not to file a patent in order to maintain certain trade secrets or know-how, and a third party may subsequently file a patent covering such intellectual property.

Should any of these events occur, they could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Risks Related to Commercialization of Our Product Candidates

Our commercial success depends upon attaining significant market acceptance of our product candidates, if approved, among physicians, healthcare payors, patients and the medical community.    Even if we obtain regulatory approval for our product candidates, the product may not gain market acceptance among physicians, healthcare payors, patients and the medical community, which is critical to commercial success. Market acceptance of any product candidate for which we receive approval depends on a number of factors, including:

•	the efficacy and safety as demonstrated in clinical trials;

•	the timing of market introduction of the product candidate as well as competitive products;

•	the clinical indications for which the product candidate is approved;

•

acceptance by physicians, the medical community and patients of the product candidate as a safe and effective treatment and also the willingness of physicians to prescribe a drug based on an active pharmaceutical ingredient, or API, that is less familiar to them than other drug APIs;

•	the convenience of prescribing and initiating patients on the product candidate;

•	the potential and perceived advantages of such product candidate over alternative treatments;

•	the cost of treatment in relation to alternative treatments, including any similar generic treatments;

•	favorable pricing and the availability of coverage and adequate reimbursement by third-party payors, such as government authorities;

•	relative convenience and ease of administration;

•	the prevalence and severity of adverse side effects; and

•	the effectiveness of sales and marketing efforts.

If our product candidates are approved but fail to achieve an adequate level of acceptance by physicians, healthcare payors, patients and the medical community, we will not be able to generate significant revenue, and we may not become or remain profitable. In addition, even if any of our product candidates gain acceptance, the markets for the treatment of patients with our target indications may not be as significant as we estimate.

Our organization has no prior sales and marketing experience and resources.    We have never, as an organization, commercialized a product and there is no guarantee that we will be able to do so successfully. We will need to establish a commercial team and hire sales forces in the geographies where we are permitted and intend to market our drugs. We will also need to develop a marketing team and strategy in order to successfully market and sell our product candidates, which will require significant time and resources and the development of our ability to market and sell our product and generate revenues from our product candidates may be delayed or limited. We cannot assure you that our sales efforts will be effective or produce the results we expect. We will be competing with other pharmaceutical and biotechnology companies to recruit, hire, train and retain marketing and sales personnel. Further, we may face difficulties or delays in obtaining and maintaining the required licenses and permits to sell our product candidates in individual states and jurisdictions. If our commercialization of varlitinib or our other product candidates is unsuccessful or perceived as disappointing, the price of our ADSs could decline significantly and the long-term success of the product and our company could be harmed.

We may also seek to establish collaborations with pharmaceutical companies to maximize the potential of our products in other markets. For example, we are conducting a Phase 1 clinical trial to develop ASLAN004 as a treatment for atopic dermatitis, and, in the future, we may seek a global partner to support Phase 3 clinical trials and potential commercialization. We may not be successful in establishing development and commercialization collaborations which could adversely affect, and potentially prohibit, our ability to develop our product candidates.

If our planned targeted commercial organization in the United States and selected Asian markets is not as successful as we anticipate, we may be unable to generate any revenue.    Although we have started building a targeted commercial organization, we currently have a very limited commercial organization and capability, and the cost of establishing and maintaining such an organization may exceed the cost-effectiveness of doing so. In order to market any products that may be approved, we must build sales, marketing, managerial and other non-technical capabilities or make arrangements with third parties to perform these services. We may enter into strategic partnerships with third parties to commercialize our product candidates.

Part of our business strategy is to establish collaborative relationships to commercialize and fund development and approval of certain of our product candidates. We may not succeed in establishing and maintaining collaborative relationships, which may significantly limit our ability to develop and commercialize products, for which we pursue this commercialization strategy.    We will need to establish and maintain successful collaborative relationships to obtain sales, marketing and distribution capabilities for the product candidates we do not intend to commercialize ourselves. The process of establishing and maintaining collaborative relationships is difficult, time-consuming and involves significant uncertainty, including:

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we may have limited control over the decisions of any partners and they may change the priority of any programs in a manner that would result in termination or significant delays to a partnered program;

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our ability to generate future payments and royalties from any partners will depend upon the ability of a partner to obtain regulatory approvals and achieve market acceptance of products developed from our product candidates;

•

a partner may fail to properly initiate, maintain or defend our intellectual property rights, where applicable, or a party may use our proprietary information in such a way as to invite litigation that could jeopardize or potentially invalidate our proprietary information or expose us to potential liability;

•	a partner may not devote sufficient capital or resources towards our product candidates; and,

•	a partner may not comply with applicable government regulatory requirements necessary to successfully market and sell our products.

If any collaborator fails to fulfill its responsibilities in a timely manner, or at all, any clinical development, manufacturing or commercialization efforts pursuant to that collaboration could be delayed or terminated, or it may be necessary for us to assume responsibility for expenses or activities that would otherwise have been the responsibility of our collaborator. If we are unable to establish and maintain collaborative relationships on acceptable terms or to successfully and timely transition terminated collaborative agreements, we may have to delay or discontinue further development of one or more of our product candidates, undertake development and commercialization activities at our own expense or find alternative sources of capital.

Attempting to secure additional financing for a product candidate may also lead to the risks discussed under the risk factor titled “We will need to obtain substantial amounts of financing for our operations, and if we fail to obtain additional financing, we may be forced to delay, reduce or eliminate our product development programs or commercialization efforts” described above.

We rely completely on third parties to manufacture our preclinical and clinical drug supplies and we intend to rely on third parties to produce commercial supplies of any approved product candidate.    If we were to experience an unexpected loss of supply of our product candidates for any reason, whether as a result of manufacturing, supply or storage issues or otherwise, we could experience delays, disruptions, suspensions or terminations of, or be required to restart or repeat, clinical trials. We do not currently have nor do we plan to acquire the infrastructure or capability internally to manufacture our preclinical and clinical drug supplies and we lack the resources and the capability to manufacture any of our product candidates on a clinical or commercial scale. The facilities used by our contract manufacturers or other third-party manufacturers to manufacture our product candidates must be approved by the U.S. FDA, NMPA or other regulators pursuant to inspections. While we work closely with our third-party manufacturers on the manufacturing process for our product candidates, including quality audits, we generally do not control the implementation of the manufacturing process of, and are completely dependent on, our contract manufacturers or other third-party manufacturers for compliance with cGMP regulatory requirements and for manufacture of both active drug substances and finished drug products.

If our contract manufacturers or other third-party manufacturers cannot successfully manufacture material that conforms to applicable specifications and the strict regulatory requirements of the U.S. FDA, NMPA or other regulators, they will not be able to secure and/or maintain regulatory approval for their manufacturing facilities. In addition, we have no control over the ability of our contract manufacturers or other third-party manufacturers to maintain adequate quality control, quality assurance and qualified personnel. If the U.S. FDA, NMPA or other regulators do not approve these facilities for the manufacture of our product candidates or if they withdraw any such approval in the future, we may need to find alternative manufacturing facilities, which could take several years and would significantly impact our ability to develop, obtain regulatory approval for or market our product candidates, if approved.

We rely on our manufacturers to purchase from third-party suppliers the materials necessary to produce our product candidates for our clinical trials. There are a limited number of suppliers for raw materials that we use to manufacture our product candidates and there may be a need to assess alternate suppliers to prevent a possible disruption of the manufacture of the materials necessary to produce our product candidates for our clinical trials, and if approved, for commercial sale. We do not have any control over the process or timing of the acquisition of these raw materials by our manufacturers. Although we generally do not begin a clinical trial unless we believe we have a sufficient supply of a product candidate to complete the clinical trial, any significant delay in the supply of a product candidate, or the raw material components thereof, for an ongoing clinical trial due to the need to replace a contract manufacturer or other third-party manufacturer could considerably delay completion of our clinical trials, product testing and potential regulatory approval of our product candidates. If our manufacturers or we are unable to purchase these raw materials after regulatory approval has been obtained for our product candidates, the commercial launch of our product candidates would be delayed or there would be a shortage in supply, which would impair our ability to generate revenue from the sale of our product candidates.

We expect to continue to depend on contract manufacturers or other third-party manufacturers for the foreseeable future, and our requirements for and dependence upon these third-party manufacturers will increase when and if one or more of our product candidates is approved and commercialized. We have not entered into any long-term commercial supply agreements with our current contract manufacturers or with any alternate contract manufacturers. Although we intend to do so prior to any commercial launch of our product candidates, if approved by the U.S. FDA, in order to ensure that we maintain adequate supplies of finished drug product, we may be unable to enter into such an agreement or do so on commercially reasonable terms, which could have a material adverse impact upon our business, including delaying a product launch or subjecting our commercialization efforts to significant supply risk. Even if we are able to enter into long-term agreements with manufacturers for commercial supply on reasonable terms, we may be unable to do so with sufficient time prior to the launch of our product candidates, which would expose us to substantial supply risk and potentially jeopardize our launch.

Manufacturing issues may arise that could increase product and regulatory approval costs or delay commercialization.    As we scale up manufacturing of our product candidates and conduct required stability testing, product, packaging, equipment and process-related issues may require refinement or resolution in order to proceed with our planned clinical trials and obtain regulatory approval for commercial marketing. In the future, we may identify impurities, which could result in increased scrutiny by the regulatory agencies, delays in our clinical program and regulatory approval, increases in our operating expenses, or failure to obtain or maintain approval for our product candidates.

Guidelines and recommendations published by various organizations can reduce the use of our product candidates.    Government agencies promulgate regulations and guidelines directly applicable to us and to our product candidates. In addition, professional societies, such as practice management groups, private health and science foundations and organizations involved in various diseases from time to time may also publish guidelines or recommendations to the healthcare and patient communities. Recommendations of government agencies or these other groups or organizations may relate to such matters as usage, dosage, route of administration and use of concomitant therapies. Recommendations or guidelines suggesting the reduced use of our product candidates or the use of competitive or alternative products as the standard of care to be followed by patients and healthcare providers could result in decreased use of our product candidates.

We face significant competition from other biopharmaceutical companies, and our operating results will suffer if we fail to compete effectively.    Our industry is intensely competitive and subject to rapid and significant technological change. While we believe that our Asia based development platform, knowledge, experience and scientific resources provide us with competitive advantages, we face substantial competition from multinational pharmaceutical companies, specialty pharmaceutical companies and biotechnology companies, universities and other research institutions worldwide. For example, there are several targeted therapies currently in clinical development targeting specific subsets of biliary tract cancer, including ivosidenib being developed by Agios Pharmaceuticals, Inc., ARQ087 being developed by Arqule, Inc. and lenvatinib being developed by Eisai Inc. In addition, trastuzumab is approved in combination with chemotherapy for the treatment of first-line HER2-positive metastatic gastric cancer and there are other drugs approved for later lines of treatment including Eli Lilly and Company’s ramucirumab and Merck & Co., Inc.’s pembrolizumab. There are several other drugs in clinical development for first-line gastric cancer, including Bristol Myers Squibb Company’s nivolumab and pembrolizumab.

Many of our competitors have significantly greater financial, clinical and human resources. Additionally, small and early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. As a result, our competitors may discover, develop, license or commercialize products before or more successfully than we do. Competition may increase further as a result of advances in the commercial applicability of technologies and greater availability of capital for investment in these industries. Our competitors may succeed in developing, acquiring or licensing on an exclusive basis drug products or drug delivery technologies that are more effective or less costly than our product candidates that we are currently developing or that we may develop.

We believe that our ability to successfully compete will depend on, among other things:

•	the efficacy and safety of our product candidates, especially as compared to marketed products and product candidates in development by third parties;

•	the time it takes for our product candidates to complete clinical development and receive marketing approval;

•	the ability to commercialize and market any of our product candidates that receive regulatory approval;

•	the price of our products;

•	whether coverage and adequate levels of reimbursement are available from third-party payors, such as private and governmental health insurance plans, including Medicare;

•	the ability to protect intellectual property rights related to our product candidates;

•	the ability to manufacture on a cost-effective basis and sell commercial quantities of any of our product candidates that receive regulatory approval; and

•	acceptance of any of our product candidates that receive regulatory approval by physicians and other healthcare providers.

If our competitors market products that are more effective, safer or less expensive than our future products, if any, or that reach the market sooner than our future products, if any, we may not achieve commercial success. Because we have limited research and development capabilities, it may be difficult for us to stay abreast of the rapid changes in technology. If we fail to stay at the forefront of technological change, we may be unable to compete effectively. Technological advances or products developed by our competitors may render our technologies or product candidates obsolete, less competitive or not economical.

Price controls may adversely affect our future profitability.    In certain countries, prescription drug pricing and reimbursement is subject to governmental control. In those countries that impose price controls, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a product. To obtain reimbursement or pricing approval in some countries, we or our strategic partners may be required to conduct a clinical trial that compares the cost-effectiveness of our product candidates to other available therapies.

Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after marketing or product licensing approval is granted. In certain markets, prescription pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. As a result, we or our strategic partners might obtain marketing approval for a product candidate in a particular country, but then be subject to price regulations that delay commercial launch of the product candidate, possibly for lengthy time periods, and negatively impact the revenue that we generate from the sale of the product in that country. If reimbursement of such product candidates is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, or if there is competition from lower priced cross-border sales, our profitability will be negatively affected.

Legislative or regulatory healthcare reforms may make it more difficult and costly for us to obtain regulatory clearance or approval of our product candidates and to produce, market and distribute our products after clearance or approval is obtained.    From time to time, legislation is drafted and introduced that could significantly change the statutory provisions governing the regulatory clearance or approval, manufacture and marketing of regulated products or the reimbursement thereof. In addition, U.S. FDA regulations and guidance are often revised or reinterpreted by the U.S. FDA in ways that may significantly affect our business and our products. Any new regulations or revisions or reinterpretations of existing regulations may impose additional costs or lengthen review times of our product candidates. We cannot determine what effect changes in regulations, statutes, legal interpretation or policies, when and if promulgated, enacted or adopted may have on our business in the future. Such changes could, among other things, require:

•	changes to manufacturing methods;

•	change in clinical trial design, including additional treatment arm (control);

•	recall, replacement or discontinuance of one or more of our products; and

•	additional recordkeeping.

Each of these would likely entail substantial time and cost and could harm our business and our financial results.

In addition, in the United States, there have been a number of legislative and regulatory proposals to change the health care system in ways that could affect our ability to sell our products profitably. The pharmaceutical industry in the United States, as an example, has been affected by the passage of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, collectively PPACA, which, among other things, imposed new fees on entities that manufacture or import certain branded prescription drugs and expanded pharmaceutical manufacturer obligations to provide discounts and rebates to certain government programs. Since its enactment, there have been judicial and Congressional challenges to certain aspects of PPACA, as well as recent efforts by the Trump administration to repeal or replace certain aspects of PPACA. Since January 2017, President Trump has signed two Executive Orders and other directives designed to delay the implementation of certain provisions of PPACA or otherwise circumvent some of the requirements for health insurance mandated by PPACA. In addition, The Centers for Medicare and Medicaid Services, or CMS, an agency within the U.S. Department of Health and Human Services, or HHS, recently published a final rule that will give states greater flexibility in setting benchmarks for insurers in the individual and small group marketplaces, which may have the effect of relaxing the essential health benefits required under the PPACA marketplaces. Further, Congress has considered legislation that would repeal or repeal and replace all or part of the PPACA. While Congress has not passed comprehensive repeal legislation, two bills affecting the implementation of certain taxes under the PPACA have been signed into law. The Tax Cuts and Jobs Act of 2017, or Tax Act, includes a provision that repealed, effective January 1, 2019, the tax-based shared responsibility payment imposed by the PPACA on certain individuals who fail to maintain qualifying health coverage for all or part of a year that is commonly referred to as the “individual mandate”. On January 22, 2018, President Trump signed a continuing resolution on appropriations for the year ended 2018 that delayed the implementation of certain PPACA-mandated fees, including the so-called “Cadillac” tax on certain high cost employer-sponsored insurance plans, the annual fee imposed on certain health insurance providers based on market share, and the medical device excise tax on non-exempt medical devices. The Bipartisan Budget Act of 2018, or the BBA, among other things, amended the PPACA, effective January 1, 2019, to increase from 50 percent to 70 percent the point-of-sale discount that is owed by pharmaceutical manufacturers who participate in Medicare Part D and to close the coverage gap in most Medicare drug plans, commonly referred to as the “donut hole.” In July 2018, CMS published a final rule permitting further collections and payments to and from certain PPACA qualified health plans and health insurance issuers under the PPACA risk adjustment program in response to the outcome of federal district court litigation regarding the method CMS uses to determine this risk adjustment. On December 14, 2018, a U.S. District Court Judge in the Northern District of Texas, or Texas District Court Judge, ruled that the individual mandate is a critical and inseverable feature of the PPACA, and therefore, because it was repealed as part of the Tax Act, the remaining provisions of the PPACA are invalid as well. While the Texas District Court Judge, as well as the Trump Administration and CMS, have stated that the ruling will have no immediate effect, it is unclear how this decision, subsequent appeals, , and other efforts to repeal and replace the PPACA will impact the PPACA and our business.

Other legislative changes have been proposed and adopted in the United States since the PPACA was enacted. For example, in August 2011, the Budget Control Act of 2011, among other things, created measures for spending reductions by U.S. Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2012 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions of Medicare payments to providers of up to 2% per fiscal year, which went into effect in April 2013 and, due to subsequent legislative amendments to the statute, including the BBA, will remain in effect through 2027 unless additional Congressional action is taken. In January 2013, the American Taxpayer Relief Act of 2012, among other things, further reduced Medicare payments to certain providers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.

Further, there has been particular and increasing legislative and enforcement interest in the United States with respect to drug pricing practices in recent years, particularly with respect to drugs that have been subject to relatively large price increases over relatively short time periods. There have been several recent Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to drug pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drugs. At the federal level, the Trump administration’s budget proposal for the year ended 2019 contains further drug price control measures that could be enacted during the 2019 budget process or in other future legislation, including, for example, measures to permit Medicare Part D plans to negotiate the price of certain drugs under Medicare Part B, to allow some states to negotiate drug prices under Medicaid, and to eliminate cost sharing for generic drugs for low-income patients. Additionally, the Trump administration released a “Blueprint” to lower drug prices and reduce out of pocket costs of drugs that contains additional proposals to increase manufacturer competition, increase the negotiating power of certain federal healthcare programs, incentivize manufacturers to lower the list price of their products and reduce the out of pocket costs of drug products paid by consumers. HHS has already started the process of soliciting feedback on some of these measures and, at the same, is immediately implementing others under its existing authority. For example, in September 2018, CMS announced that it will allow Medicare Advantage Plans the option to use step therapy for Part B drugs beginning January 1, 2019, and in October 2018, CMS proposed a new rule that would require direct-to-consumer television advertisements of prescription drugs and biological products, for which payment is available through or under Medicare or Medicaid, to include in the advertisement the Wholesale Acquisition Cost, or list price, of that drug or biological product.

In addition, on January 31, 2019, the HHS Office of Inspector General, proposed modifications to the U.S. Anti-Kickback Statute discount safe harbor for the purpose of reducing the cost of drug products to consumers which, among other things, if finalized, will affect discounts paid by manufacturers to Medicare Part D plans, Medicaid managed care organizations and pharmacy benefit managers working with these organizations. Although a number of these, and other proposed, measures will require additional authorization to become effective, Congress and the Trump administration have each indicated that it will continue to seek new legislative and/or administrative measures to control drug costs. At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.

Additionally, on May 30, 2018, the Trickett Wendler, Frank Mongiello, Jordan McLinn, and Matthew Bellina Right to Try Act of 2017, or the Right to Try Act, was signed into law. The law, among other things, provides a federal framework for certain patients to access certain investigational new drug products that have completed a Phase I clinical trial and that are undergoing investigation for FDA approval. Under certain circumstances, eligible patients can seek treatment without enrolling in clinical trials and without obtaining FDA permission under the FDA expanded access program. There is no obligation for a pharmaceutical manufacturer to make its drug products available to eligible patients as a result of the Right to Try Act.

In the future, there will likely continue to be proposals relating to the reform of the U.S. healthcare system, some of which could further limit coverage and reimbursement of drug products, including our product candidates.

Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. Our results of operations could be adversely affected by PPACA and by other health care reforms that may be enacted or adopted in the future.

It may be difficult for us to profitably sell any future products that may be approved if coverage and reimbursement for these products is limited by government authorities and/or third-party payor policies.    In addition to any healthcare reform measures which may affect reimbursement, market acceptance and sales of our product candidates, if approved, will depend on, in part, the extent to which our products, and the procedures which utilize our products, will be covered by third-party payors, such as government health care programs, commercial insurance and managed care organizations. These third-party payors determine the extent to which new drugs, and the procedures which utilize new drugs, will be covered as a benefit under their plans and the level of reimbursement for any covered product and procedures utilizing such products. It is difficult to predict at this time what third-party payors will decide with respect to the coverage and reimbursement for our product candidates, and the procedures which utilize our product candidates.

A primary trend in the healthcare industry has been cost containment, including price controls, restrictions on coverage and reimbursement and requirements for substitution of generic products and/or biosimilars. Third-party payors decide which drugs, and procedures using such drugs, they will pay for and establish reimbursement and co-payment levels. Government and other third-party payors are increasingly challenging the prices charged for health care products and services, examining the cost effectiveness of drugs in addition to their safety and efficacy, and limiting or attempting to limit both coverage and the level of reimbursement for prescription drugs and the procedures which utilize prescription drugs. We cannot be sure that coverage will be available for our product candidates, and the procedures which utilize our product candidates, if approved, or, if coverage is available, the level of reimbursement.

There is significant uncertainty related to the insurance coverage and reimbursement of newly approved products, and the procedures which utilize such products. In the United States, the principal decisions about reimbursement for new medicines, and the procedures which utilize new medicines, are typically made by CMS, as CMS decides whether and to what extent a new medicine, and procedures which utilize a new medicine, will be covered and reimbursed under Medicare. Private payors may follow CMS, but have their own methods and approval processes for determining reimbursement for new medicines, and the procedures that utilize new medicines. It is difficult to predict what CMS or other payors will decide with respect to reimbursement for fundamentally novel products such as ours, as there is no body of established practices and precedents for these new products.

Reimbursement may impact the demand for, and/or the price of, any product for which we obtain marketing approval. Assuming we obtain coverage for a given product, or a procedure which utilizes a given product, by a third-party payor, the resulting reimbursement payment rates may not be adequate or may require co-payments that patients find unacceptably high. Patients who are prescribed medications and procedures for the treatment of their conditions, and their prescribing physicians, generally rely on third-party payors to reimburse all or part of the costs associated with those prescription drugs and procedures. Patients are unlikely to use our products, or agree to procedures utilizing our products, unless coverage is provided and reimbursement is adequate to cover all or a significant portion of the associated costs. Therefore, coverage and adequate reimbursement is critical to new product acceptance. Coverage decisions may depend upon clinical and economic standards that disfavor new drug products when more established or lower cost therapeutic alternatives are already available or subsequently become available. There may be significant delays in obtaining coverage and reimbursement for newly approved drugs, and the procedures which utilize newly approved drugs, and coverage may be more limited than the purposes for which such drug is approved by the U.S. FDA or comparable foreign regulatory authorities.

Moreover, eligibility for coverage and reimbursement does not imply that a drug will be paid for in all cases or at a rate that covers our costs, including research, development, manufacture, sale and distribution. We expect to experience pricing pressures in connection with the sale of any of our product candidates due to the trend toward managed healthcare, the increasing influence of health maintenance organizations, and additional legislative changes. The downward pressure on healthcare costs in general, particularly prescription drugs, medical devices and surgical procedures and other treatments, has become very intense. As a result, increasingly high barriers are being erected to the successful commercialization of new products. Further, the adoption and implementation of any future governmental cost containment or other health reform initiative may result in additional downward pressure on the price that we may receive for any approved product. Reimbursement by a third-party payor may depend upon a number of factors including the third-party payor’s determination that use of a product is:

•	a covered benefit under its health plan;

•	safe, effective and medically necessary;

•	appropriate for the specific patient;

•	cost-effective; and

•	neither experimental nor investigational.

Obtaining coverage and reimbursement approval for a product, or a procedure which utilizes a product, from a government or other third-party payor is a time-consuming and costly process that could require us to provide supporting scientific, clinical and cost effectiveness data for the use of our products, and the procedures which utilize our products, to the payor. Further, no uniform policy requirement for coverage and reimbursement for drug products, and procedures which utilize drug products, exists among third-party payors in the United States. Therefore, coverage and reimbursement for drug products, and the procedures which utilize drug products, can differ significantly from payor to payor. As a result, the coverage determination process may require us to provide scientific and clinical support for the use of our products to each payor separately, with no assurance that coverage and adequate reimbursement will be applied consistently or obtained in the first instance. We may not be able to provide data sufficient to gain acceptance with respect to coverage and/or sufficient reimbursement levels. We cannot be sure that coverage or adequate reimbursement will be available for our product candidates, or the procedures which utilize our product candidates, if approved. Also, we cannot be sure that reimbursement amounts will not reduce the demand for, or the price of, our future products. If reimbursement is not available, or is available only to limited levels, we may not be able to commercialize our product candidates, or achieve profitably at all, even if approved.

Reimbursement may not be immediately available for our product candidates in China, which could diminish our sales or affect our profitability.    In China, the Ministry of Human Resources and Social Security of China or provincial or local human resources and social security authorities, together with other government authorities, review the inclusion or removal of drugs from China’s National Drug Catalog for Basic Medical Insurance, Work-related Injury Insurance and Maternity Insurance, or the National Reimbursement Drug List, or the NRDL, or provincial or local medical insurance catalogues for the National Medical Insurance Program regularly, and the tier under which a drug will be classified, both of which affect the amounts reimbursable to program participants for their purchases of those drugs. These determinations are made based on a number of factors, including price and efficacy.

We may be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws and health information privacy and security laws. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.    Our current and future operations may be directly or indirectly through our relationships with healthcare providers, patients and other persons and entities, subject to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we research, market, sell and distribute our products. In addition, we may be subject to patient privacy regulation by both the federal government and the states in which we conduct our business. The laws that may affect our ability to operate include:

The U.S. Anti-Kickback Statute prohibits, among other things, any person or entity from knowingly and willfully offering, paying, soliciting, receiving or providing any remuneration, directly or indirectly, overtly or covertly, to induce or in return for purchasing, leasing, ordering or arranging for or recommending the purchase, lease or order of any item or service reimbursable, in whole or in part, under Medicare, Medicaid or other U.S. federal healthcare programs. The U.S. Anti-Kickback Statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on the one hand and prescribers, purchasers, and formulary managers, among others, on the other. There are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution.

The U.S. federal false claims and civil monetary penalties laws, including the False Claims Act, or FCA, which prohibit any person or entity from, among other things, knowingly presenting, or causing to be presented, a false, fictitious or fraudulent claim for payment to, or approval by, the U.S. federal government or knowingly making, using or causing to be made or used a false record or statement material to a false or fraudulent claim to the U.S. federal government. As a result of a modification made by the Fraud Enforcement and Recovery Act of 2009, a claim includes “any request or demand” for money or property presented to the U.S. government. In addition, manufacturers can be held liable under the FCA even when they do not submit claims directly to government third-party payors if they are deemed to “cause” the submission of false or fraudulent claims. The FCA also permits a private individual acting as a “whistleblower” to bring actions on behalf of the federal government alleging violations of the FCA and to share in any monetary recovery. FCA liability is potentially significant in the healthcare industry because the statute provides for treble damages and mandatory penalties per false claim or statement. Government enforcement agencies and private whistleblowers have investigated pharmaceutical companies for or asserted liability under the FCA for a variety of alleged promotional and marketing activities, such as providing free product to customers with the expectation that the customers would bill federal programs for the product; providing consulting fees and other benefits to physicians to induce them to prescribe products; engaging in promotion for “off-label” uses; and submitting inflated best price information to the Medicaid Rebate Program.

HIPAA prohibits, among other actions, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, including private third-party payors, knowingly and willfully embezzling or stealing from a healthcare benefit program, willfully obstructing a criminal investigation of a healthcare offense, and knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services.

The Physician Payments Sunshine Act, enacted as part of PPACA, imposes, among other things, annual reporting requirements for covered manufacturers for certain payments and “transfers of value” provided to physicians and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members.

HIPAA, as amended by HITECH, and their respective implementing regulations, impose, among other things, specified requirements relating to the privacy, security and transmission of individually identifiable health information held by covered entities, which include certain healthcare providers, health plans and healthcare clearinghouses, and their business associates, which include individuals or entities that perform services for covered entities that involve the creation, use, maintenance or disclosure of, individually identifiable health information. HITECH also created new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in U.S. federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions. In addition, state laws govern the privacy and security of health information in specified circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

Many U.S. states and other foreign jurisdictions have analogous laws and regulations, such as state anti-kickback and false claims laws, that may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers. In addition, certain states require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures and certain states and local jurisdictions require the registration of pharmaceutical sales representatives.

Because of the breadth of these laws and the narrowness of the statutory exceptions and regulatory safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. In addition, recent health care reform legislation has strengthened these laws. For example, recent health care reform legislation, has among other things, amended the intent requirement of the U.S. Anti-Kickback Statute and criminal healthcare fraud statutes. A person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it in order to have committed a violation. Moreover, recent health care reform legislation provides that the government may assert that a claim including items or services resulting from a violation of the U.S. Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the FCA.

Ensuring that our business arrangements with third parties comply with applicable healthcare laws and regulations will likely be costly. It is possible that governmental authorities will conclude that our business practices do not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations were found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, possible exclusion from government funded healthcare programs, contractual damages, reputational harm, diminished profits and future earnings, additional reporting obligations and oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws, and curtailment of our operations, any of which could substantially disrupt our operations. If the physicians or other providers or entities with whom we expect to do business are found not to be in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs.

We are subject to U.S. and foreign anti-corruption and anti-money laundering laws with respect to our operations and non-compliance with such laws can subject us to criminal and/or civil liability and harm our business.    We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the FCPA, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, and possibly other state and national anti-bribery and anti-money laundering laws in countries in which we conduct activities. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, agents, third-party intermediaries, joint venture partners and collaborators from authorizing, promising, offering, or providing, directly or indirectly, improper payments or benefits to recipients in the public or private sector. We engage third-party investigators, CROs, and other consultants to design and perform preclinical studies of our product candidates, and will do the same for any clinical trials. Also, once a product candidate has been approved and commercialized, we may engage third-party intermediaries to promote and sell our products abroad and/or to obtain necessary permits, licenses, and other regulatory approvals. We or our third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We can be held liable for the corrupt or other illegal activities of these third-party intermediaries, our employees, representatives, contractors, collaborators, partners, and agents, even if we do not explicitly authorize or have actual knowledge of such activities.

Noncompliance with anti-corruption and anti-money laundering laws could subject us to whistleblower complaints, investigations, sanctions, settlements, prosecution, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, suspension and/or debarment from contracting with certain persons, the loss of export privileges, reputational harm, adverse media coverage, and other collateral consequences. If any subpoenas, investigations, or other enforcement actions are launched, or governmental or other sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations and financial condition could be materially harmed. In addition, responding to any action will likely result in a materially significant diversion of management’s attention and resources and significant defense and compliance costs and other professional fees. In certain cases, enforcement authorities may even cause us to appoint an independent compliance monitor which can result in added costs and administrative burdens.

The incidence and prevalence for target patient populations of our product candidates are based on estimates and third-party sources. If the market opportunities for our product candidates are smaller than we estimate or if any approval that we obtain is based on a narrower definition of the patient population, our revenue and ability to achieve profitability might be materially and adversely affected.    Periodically, we make estimates regarding the incidence and prevalence of target patient populations for particular diseases based on various third-party sources and internally generated analysis and use such estimates in making decisions regarding our drug development strategy, including acquiring or in-licensing product candidates and determining indications on which to focus in preclinical or clinical trials.

These estimates may be inaccurate or based on imprecise data. For example, the total addressable market opportunity will depend on, among other things, acceptance of our drugs by the medical community and patient access, drug pricing and reimbursement. The number of patients in the addressable markets may turn out to be lower than expected, patients may not be otherwise amenable to treatment with our drugs, or new patients may become increasingly difficult to identify or gain access to, all of which may significantly harm our business, financial condition, results of operations and prospects.

Risks Related to our ADSs

The price of our ADSs may be volatile and may fluctuate due to factors beyond our control.    The trading market for publicly traded emerging biopharmaceutical and drug discovery and development companies has been highly volatile and is likely to remain highly volatile in the future. The market price of our ADSs may fluctuate significantly due to a variety of factors, including:

•	positive or negative results from, or delays in, testing and clinical trials by us, collaborators or competitors;

•	technological innovations or commercial product introductions by us or competitors;

•	changes in government regulations;

•	changes in the structure of healthcare payment systems;

•	developments concerning proprietary rights, including patents and litigation matters;

•	public concern relating to the commercial value or safety of our product candidates;

•	financing, collaborations or other corporate transactions;

•	publication of research reports or comments by securities or industry analysts;

•	general market conditions in the pharmaceutical industry or in the economy as a whole;

•	the loss of any of our key scientific or senior management personnel;

•	the perceived values of our ordinary shares trading on the TPEx and our ADSs trading on Nasdaq relative to one another;

•	sales of our ADSs or ordinary shares by us, our senior management and board members or holders of our ADSs or our ordinary shares in the future; or

•	other events and factors, many of which are beyond our control.

These and other market and industry factors may cause the market price and demand for our ADSs to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their ADSs and may otherwise negatively affect the liquidity of our ADSs. In addition, the stock market in general, and biopharmaceutical companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. In the past, when the market price of a security has been volatile, holders of that security have sometimes instituted securities class action litigation against the issuer. If any of the holders of our ADSs were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our senior management would be diverted from the operation of our business. Any adverse determination in litigation could also subject us to significant liabilities.

Restrictions on the ability to deposit our ordinary shares into our American depositary receipt facility may adversely affect the liquidity of our ADSs.    The ability to deposit our ordinary shares into our American depositary receipt facility for the issuance of ADSs is restricted by Republic of China, or ROC, law, which may adversely affect the liquidity of our ADSs. Under current ROC law and the Deposit Agreement, no person or entity, including the holders of ADSs and us, may deposit our ordinary shares in our American depositary receipt facility for the issuance of ADRs without specific approval of the Financial Supervisory Commission, or FSC, unless:

(i)	we pay stock dividends on, or make a free distribution of, our ordinary shares;

(ii)	the ADS holder exercises pre-emptive rights in the event of capital increases for cash; or

(iii)

investors purchase our ordinary shares, directly or through the depositary, on the TPEx, and deliver our ordinary shares to the custodian for deposit into our American depositary receipt facility, or our existing shareholders deliver our ordinary shares to the custodian for deposit into our American depositary receipt facility.

With respect to (iii) above, the depositary may issue ADSs against the deposit of those shares only if the total number of ADSs outstanding following the deposit will not exceed the number of ADSs previously approved by the FSC, plus any ADSs issued pursuant to the events described in items (i) and (ii) above. Issuance of additional ADSs under item (iii) above will be permitted to the extent that a corresponding number of previous ADSs have been cancelled.

The price of our ADSs may be limited by the trading price of our ordinary shares on the TPEx.    Our ordinary shares have been listed on the TPEx since June 1, 2017 under the code “6497.” From May 4, 2018 through October 30, 2019, the closing price of our ordinary shares on the TPEx ranged from NT$49.85 per share to NT$9.11 per share (which would be approximately $1.64 per share to $0.30 per share, based on the exchange rate in effect as of October 30, 2019). During the same period, the closing price of our ADSs on The Nasdaq Global Market ranged from $10.24 per ADS to $1.50 per ADS. The TPEx sets certain limitations on the trading volatility of our ordinary shares and applicable ROC law requires the price at which our ADSs are issued in an offering to not be lower than 90% of the closing price of our ordinary shares on the pricing date of the offering or an average of closing prices a certain number of days prior to the pricing date of the offering. In addition, there is currently a ten percent limit on the daily price movement on the TPEx. As a result of these limitations, the potential increase in trading price of any ADSs that you may purchase in an offering may be materially limited based on the perceived value of our ordinary shares on the TPEx. Similarly, decreases in the trading price of our ordinary shares on the TPEx due to the perceptions of investors in that market, which may be different from your own, may impact the value of your investment.

The cross listing of our ordinary shares and our ADSs may adversely affect the liquidity and value of our ADSs.    The cross listing of our ordinary shares and our ADSs may dilute the liquidity of these securities in one or both markets and may adversely affect the development of an active trading market for our ADSs in the United States. The price of our ADSs could also be adversely affected by trading in our ordinary shares on the TPEx. In addition, currency fluctuations as between the New Taiwan dollar and U.S. dollar may have an adverse impact on the value of our ADSs.

We have incurred and will incur increased costs as a result of operating as a public company in the United States, and our senior management will be required to devote substantial time to new compliance initiatives and corporate governance practices.    Our ADSs began trading on The Nasdaq Global Market on May 4, 2018 under the trading symbol “ASLN.” As a U.S. public company, we have incurred significant legal, accounting and other expenses that we did not incur previously, and we will incur additional expenses after we no longer qualify as an “emerging growth company,” or EGC. The Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of The Nasdaq Stock Market LLC, or Nasdaq, and other applicable securities rules and regulations impose various requirements on non-U.S. reporting public companies, including the establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our senior management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, which in turn could make it more difficult for us to attract and retain qualified senior management personnel or members for our board of directors.

However, these rules and regulations are often subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, we will be required to furnish a report by our senior management on our internal control over financial reporting and an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an EGC we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants, adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented, and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that we will not be able to conclude, within the prescribed timeframe or at all, that our internal control over financial reporting is effective as required by Section 404. If we identify one or more material weaknesses, it could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law, we conduct substantially all of our operations and all of our directors and executive officers reside outside of the United States.    We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Seventh Amended and Restated Memorandum and Articles of Association, or our Articles, the Companies Law (2018 Revision) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England and Wales, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. Similarly, the rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States, and some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies do not have standing to sue before the federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Although our shareholders are permitted by our Articles to request access to our books and records, our directors have discretion under our Articles to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Law of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital—Material Differences in Corporate Law.”

Future sales, or the possibility of future sales, of a substantial number of our ADSs or ordinary shares could adversely affect the price of our ADSs.    Future sales of a substantial number of our ADSs or ordinary shares, or the perception that such sales will occur, could cause a decline in the market price of our ADSs. If any of our large shareholders or members of our management team sell substantial amounts of our securities in the public markets, or the market perceives that such sales may occur, the market price of our ADSs and our ability to raise capital through an issue of equity securities in the future could be adversely affected.

We may sell additional equity or debt securities or enter into other financing arrangements to fund our operations, which may result in dilution to our shareholders and holders of our ADSs and impose restrictions on our business.    In order to raise additional funds to support our operations, we may sell additional equity or debt securities, which could adversely impact our existing shareholders and new investors, as well as our business. The sale of additional equity or debt securities, or a combination of both, would result in the issuance of additional shares capital and dilution to our shareholders and holders of our ADSs.

The incurrence of indebtedness would result in increased fixed payment obligations and could also result in certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. In the event that we enter into collaborations or licensing arrangements to raise capital, we may be required to accept unfavorable terms, including relinquishing or licensing to a third party on unfavorable terms our rights to technologies or product candidates that we otherwise would seek to develop or commercialize ourselves or potentially reserve for future potential arrangements when we might be able to achieve more favorable terms.

Because we do not anticipate paying any cash dividends on our ADSs or ordinary shares in the foreseeable future, capital appreciation, if any, will be your sole source of potential gains and you may never receive a return on your investment.    We have not paid cash dividends in the past on our ordinary shares. We intend to retain earnings, if any, for use in our business and do not anticipate paying any cash dividends in the foreseeable future. As a result, capital appreciation, if any, on our ADSs or ordinary shares will be your sole source of potential gains for the foreseeable future, and you will suffer a loss on your investment if you are unable to sell your ADSs or the underlying ordinary shares at or above the price you pay for our ADSs or ordinary shares. Investors seeking cash dividends should not purchase our ADSs.

Purchasers of our ADSs may not have the same voting rights as the holders of our ordinary shares and may not receive voting materials in time to be able to exercise their right to vote.    As a holder of our ADSs, you will only be able to exercise the voting rights with respect to the underlying ordinary shares in accordance with the provisions of the deposit agreement. Under the deposit agreement, you must vote by giving voting instructions to the depositary. Upon receipt of your voting instructions, the depositary will try to vote the underlying ordinary shares in accordance with these instructions. You will not be able to directly exercise your right to vote with respect to the underlying shares unless you withdraw the shares. When a general meeting is convened, you may not receive sufficient advance notice to withdraw the shares underlying your ADSs to allow you to vote with respect to any specific matter. After we notify the depositary of the agenda for the shareholders’ meeting, the depositary will notify you of the upcoming vote and will arrange to deliver our voting materials to you once they are available. We have agreed to give the depositary at least 30 days’ prior notice of shareholder meetings. Nevertheless, we cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for their manner of carrying out your voting instructions. This means that you may not be able to exercise your right to vote and you may have no legal remedy if the shares underlying your ADSs are not voted as you requested.

Except in limited circumstances, the depositary for our ADSs will give us a discretionary proxy to vote our ordinary shares underlying your ADSs if you do not vote at shareholders’ meetings, which could adversely affect your interests.    Under the deposit agreement for our ADSs, to the extent we have provided the depositary with at least 45 days’ notice of a proposed meeting, if voting instructions are not timely received by the depositary from you, you shall be deemed to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the shares represented by your ADSs as desired. However, no such instruction shall be deemed given and no discretionary proxy shall be given (a) if we inform the depositary in writing that (i) we do not wish such proxy to be given, (ii) substantial opposition exists with respect to any agenda item for which the proxy would be given or (iii) the agenda item in question, if approved, would materially or adversely affect the rights of holders of shares and (b) unless we have provided the depositary with an opinion of our counsel to the effect that (a) the granting of such discretionary proxy does not subject the depositary to any reporting obligations in the Cayman Islands or the ROC, or by the ROC FSC, or TPEx, (b) the granting of such proxy will not result in a violation of the laws, rules, regulations or permits of the Cayman Islands, the ROC, the ROC FSC or TPEx, (c) the voting arrangement and deemed instruction will be given effect under the laws, rules, regulations and permits of the Cayman Islands, the ROC, the ROC FSC and TPEx and (d) the granting of such proxy will not under any circumstances result in the depositary being treated as the beneficial owner of ADSs under the laws, rules, regulations or permits of the Cayman Islands, the ROC, the ROC FSC and TPEx.

The effect of this discretionary proxy is that, if you fail to give voting instructions to the depositary as to how to vote the ordinary shares underlying your ADSs at any particular shareholders’ meeting, you cannot prevent our ordinary shares underlying your ADSs from being voted at that meeting, absent the situations described above, and it may make it more difficult for shareholders to influence our management. Holders of our ordinary shares are not subject to this discretionary proxy.

You may not be able to withdraw the underlying ordinary shares of our ADSs.    Pursuant to ROC law, an ADS holder who is a non-ROC person wishing to withdraw and hold deposited ordinary shares from the ADS facility is required to appoint an eligible agent in the ROC for filing tax returns and making tax payments, or a Tax Guarantor. Such Tax Guarantor will be required to meet the qualifications set by the Ministry of Finance of the ROC and will act as the guarantor of the withdrawing ADS holder’s tax payment obligations. In addition, subject to certain limited exceptions, under current ROC law, repatriation of profits by a non-ROC withdrawing ADS holder is subject to the submission of evidence by the withdrawing ADS holder of the appointment of a Tax Guarantor to, and approval thereof by, the ROC tax authority and of tax clearance certificates or evidentiary documents issued by the Tax Guarantor. We cannot provide any assurances that a withdrawing ADS holder will be able to appoint and obtain approval from the tax authority in a timely manner or at all.

Pursuant to ROC law, an ADS holder who is not an ROC person or ROC entity wishing to present ADSs to the depositary for cancellation and withdrawal and holding of the Deposited Securities from the depositary receipt facility is required to register as a foreign investor with the Taiwan Stock Exchange, or TWSE, if the ADS holder has never been registered as foreign investor with the TWSE previously, for making investments in the ROC securities market prior to withdrawing and holding the underlying ordinary shares from the depositary receipts facility.

Additionally, pursuant to ROC law, such withdrawing ADS holder is required to appoint a local agent in the ROC to, on such ADS holder’s behalf, open a securities trading account with prior approval granted by the TWSE with a local securities brokerage firm (with qualification set by the FSC) and a bank account, pay ROC taxes, remit funds, exercise shareholder rights and perform such other functions as the ADS holder may designate upon such withdrawal. In addition, such withdrawing ADS holder is also required to appoint a custodian bank and open a custodian account to hold the securities and cash in safekeeping, make confirmations, settle trades and report all relevant information. Without making such appointment and the opening of such custodian account, the withdrawing ADS holder would be unable to hold or subsequently sell the deposited ordinary shares withdrawn from the ADR facility on the TPEx. The laws of the ROC applicable to the withdrawal of the underlying ordinary shares may change from time to time. We cannot provide any assurances that current law will remain in effect or that future changes of ROC law will not adversely affect the ability of ADS holders to withdraw deposited ordinary shares.

Purchasers of our ADSs may not receive distributions on our ordinary shares in the form of ADSs or any value for them if it is illegal or impractical to make them available to holders of ADSs.    The depositary for our ADSs has agreed to pay to purchasers of our ADSs the cash dividends or other distributions it or the custodian receives on our ordinary shares or other deposited securities after deducting its fees and expenses and certain taxes. Purchasers of our ADSs will receive these distributions in proportion to the number of our ordinary shares their ADSs represent. However, in accordance with the limitations set forth in the deposit agreement, it may be unlawful or impractical to make a distribution available to holders of ADSs. We have no obligation to take any other action to permit the distribution of our ADSs, ordinary shares, rights or anything else to holders of our ADSs. This means that purchasers of our ADSs may not receive the distributions we make on our ordinary shares or any value from them if it is unlawful or impractical to make them available to ADS holders. These restrictions may have a negative impact on the market value of our ADSs.

Purchasers of our ADSs may be subject to limitations on transfer of their ADSs.    ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason in accordance with the terms of the deposit agreement. The rights of our shareholders may differ from the rights typically offered to shareholders of a U.S. corporation.

Our corporate affairs are governed by our Articles and by the laws governing Cayman Islands corporations and companies engaging in drug development, marketing and sales businesses, as well as by the common law of the Cayman Islands. Certain rights and responsibilities of our shareholders, ADS holders and members of our board of directors under Cayman law are different from those that apply to a Delaware corporation. For example, Directors of Cayman Islands exempted companies are required to observe certain fiduciary duties. These duties are owed to the Cayman Islands company and include the duty to act in the best interests of the company and the shareholders as a whole. However, the fiduciary duties of a director of a Cayman Islands exempted company may not be the same as the fiduciary duty of a director of a U.S. corporation. In addition, controlling shareholders of U.S. corporations owe fiduciary duties to minority shareholders, while shareholders (including controlling shareholders) of Cayman Islands companies owe no fiduciary duties to either to the company or to other shareholders. Further, the rights of our shareholders to bring shareholders’ suits against us or our board of directors under Cayman Islands law are much more limited than those of shareholders of a U.S. corporation. For example, under Cayman Islands law, a shareholder who wishes to bring a claim against a director would generally need to obtain permission from the courts to bring a derivative action, in the name of the company, against the director. This is because the director of a Cayman Islands exempted company owes duties to the company and not to individual shareholders. As a result, our shareholders may have more difficulty protecting their rights in connection with actions taken by our directors than they would as shareholders of a U.S. corporation. In addition, minority shareholders in a Cayman Islands exempted company have more limited rights than minority shareholders in a U.S. corporation in relation to mergers and similar transactions that the company may carry out. For example, if a merger under the Companies Law involving a Cayman Islands exempted company is approved by the requisite majority of shareholders, a dissenting minority shareholder would have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Such dissenter rights differ substantially from the appraisal rights, which would ordinarily be available to dissenting shareholders of Delaware corporations. Further, if a takeover offer is made to the shareholders of a Cayman Islands exempted company and accepted by holders of 90% of the shares affected, the offeror may require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion. A minority shareholder in this scenario would have no rights comparable to the appraisal rights which would generally be available to a dissenting shareholder of a U.S. corporation in similar circumstances. See the section of this prospectus titled “Description of Share Capital” for a description of the principal differences between the provisions of Cayman law applicable to us and the U.S. Delaware General Corporate Law relating to shareholders’ rights and protections.

We qualify as a foreign private issuer and, as a result, we are not subject to U.S. proxy rules and are subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than

that of a U.S. domestic public company.    We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our ordinary shares or ADSs. In addition, foreign private issuers are not required to file their annual report on Form 20-F until the date that is four months after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.    As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq listing rules that allow us to follow ROC law for certain governance matters. Certain corporate governance practices in the ROC may differ significantly from corporate governance listing standards. We intend to continue to follow ROC corporate governance practices in lieu of certain corporate governance requirements of Nasdaq. Therefore, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.    As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our ordinary shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq listing rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors and more expensive to procure director and officer liability insurance.

We are an EGC and we cannot be certain if the reduced reporting requirements applicable to “emerging growth companies” will make our ADSs less attractive to investors.    We are an EGC as defined in the JOBS Act. For as long as we continue to be an EGC, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not EGCs, including not being required to comply with the auditor attestation requirements of Section 404, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these exemptions until we are no longer an EGC. We could be an EGC until December 31, 2023, although circumstances could cause us to lose that status earlier, including if the aggregate market value of our ADSs and ordinary shares held by non-affiliates exceeds $700 million as of the end of our second fiscal quarter before that time, in which case we would no longer be an EGC as of the following December 31st (the last day of our fiscal year). We cannot predict if investors will find our ADSs less attractive because we may rely on these exemptions. If some investors find our ADSs less attractive as a result, there may be a less active trading market for our ADSs and the price of our ADSs may be more volatile.

If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our ADSs.    Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404, or any subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our ADSs.

Management will be required to assess the effectiveness of our internal controls annually, starting with our Annual Report on Form 20-F for the year ended December 31, 2019. However, for as long as we are an EGC under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404. An independent assessment of the effectiveness of our internal controls could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal controls could lead to financial statement restatements requiring us to incur the expense of remediation and could also result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, the price of our ADSs and our trading volume could decline.    The trading market for our ADSs depends in part on the research and reports that securities or industry analysts publish about us or our business. If no or too few securities or industry analysts provide coverage or if one or more of the analysts who cover us downgrade our ADSs or publish inaccurate or unfavorable research about our business, the price of our ADSs would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our ADSs could decrease, which might cause the price of our ADSs and trading volume to decline.

Our U.S. ADS Holders may suffer adverse tax consequences if we are characterized as a passive foreign investment company.    Generally, if for any taxable year (i) 75% or more of our gross income is passive income, or (ii) at least 50% of the average quarterly value of our assets are held for the production of, or produce, passive income, we would be characterized as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. For purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and capital gains. Based on estimates of our gross income and gross assets (including tangible assets and intangible assets based on the anticipated market value of our ordinary shares), and the nature of our business, we believe we were a PFIC for the taxable year ending December 31, 2018 and we expect to be a PFIC for the current year and in future taxable years. There can be no assurance, however, regarding our PFIC status for any taxable year. If we are characterized as a PFIC, our U.S. shareholders may suffer adverse tax consequences, including having gains realized on the sale of our ordinary shares treated as ordinary income, rather than as capital gain, the loss of the preferential rate applicable to dividends received on our ordinary shares by individuals who are U.S. Holders (as defined in “Material Income Tax Considerations—Material U.S. Federal Income Tax Considerations for U.S. Holders”), and having interest charges apply to distributions by us and the proceeds of share sales and having to comply with certain reporting requirements. Certain elections exist that may alleviate some of the adverse consequences of PFIC status and would result in an alternative treatment (such as mark-to-market treatment) of our ordinary shares; however, we do not intend to provide the information necessary for U.S. holders to make qualified electing fund elections if we are classified as a PFIC.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F, as well as any amendments thereto, filed with the SEC.

Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, these forward-looking statements include statements regarding:

•	the outcome, cost and timing of our product development activities and clinical trials;

•	our plans and expected timing with respect to regulatory filings and approvals;

•	our ability to fund our operations;

•	our plans to develop and commercialize our product candidates and expand our development pipeline;

•	our ability to enter into a transaction with respect to commercialization of our products and product candidates;

•	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;

•	our sales and marketing strategies and plans;

•	potential market acceptance of our product candidates;

•	potential regulatory developments in the United States and foreign countries;

•	the performance of our third-party suppliers and manufacturers;

•	our ability to compete with other therapies that are or become available;

•	our expectations regarding the period during which we qualify as an EGC under the JOBS Act;

•	our use of the net proceeds from any offerings under this prospectus;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and

•	our expectations regarding the terms of our patents and ability to obtain and maintain intellectual property protection for our product candidates.

In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of ordinary shares, including ADSs representing our ordinary shares, as shall have a maximum aggregate offering price of up to $100,000,000. The actual price per share or per security of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

CAPITALIZATION

We intend to include information about our capitalization and indebtedness in prospectus supplements.

OFFER AND LISTING DETAILS

We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of ordinary shares, including ADSs representing our ordinary shares, as shall have a maximum aggregate offering price of up to $100,000,000. The actual price per share or per security of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

Our ADSs have been listed on the Nasdaq Global Market under the symbol “ASLN” since May 4, 2018. Our ordinary shares have been listed on the TPEx under the code “6497” since June 1, 2017. Prior to that date, there was no public trading market for our ADSs or our ordinary shares.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

ADSs representing our ordinary shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on The Nasdaq Global Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our ADSs, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF SHARE CAPITAL

General

We are an exempted company incorporated in June 2014 with limited liability under the laws of the Cayman Islands and our affairs are governed by:

•	Our Seventh Amended and Restated Memorandum and Articles of Association, or our Articles;

•	the Companies Law (as amended) of the Cayman Islands, or the Companies Law; and

•	the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is NT$5,000,000,000 divided into 500,000,000 ordinary shares, with a par value of NT$10.00 per ordinary share. As of the date of this prospectus, there are 160,248,940 ordinary shares issued and outstanding.

For our initial public offering in Taiwan, we conducted a restructuring between one of our subsidiaries, ASLAN Pharmaceuticals Pte. Ltd., a Singapore entity, and us. After the restructuring, we became the parent company of ASLAN Pharmaceuticals Pte. Ltd. and the listing entity in Taiwan. The restructuring was consummated through a share swap according to a reconstruction agreement between ASLAN Pharmaceuticals Pte. Ltd., its then shareholders, and us in September 2014 pursuant to which the shares of ASLAN Pharmaceuticals Pte. Ltd. held by its then shareholders, including ordinary shares, Series A and Series B Preference shares, were swapped into our ordinary shares, Series A and Series B Preference shares at a ratio of 1:1.

Further, we also underwent a share capital restructuring to change the par value of our ordinary shares to NT$10.00.

We raised $41,189,000 by issuing 17,047,095 and 4,861,948 Series C Preference shares at $1.88 per share in November 2015 and January 2016, respectively. In June 2016, we raised $22,224,000 by issuing 19,667,144 ordinary shares at $1.13 per share. In our initial public offering in Taiwan on June 1, 2017, we issued 14,458,000 ordinary shares at a subscription price of NT$68.92 per ordinary share, raising, after deducting underwriting discounts and commissions and offering expenses, an aggregate of NT$996,465,000. Our ordinary shares began trading in the TPEx on June 1, 2017.

In October 2018, we increased our authorized share capital from NT$2,000,000,000 to NT$5,000,000,000.

The following are summaries of material provisions of our Articles and the Companies Law insofar as they relate to the material terms of our share capital.

Seventh Amended and Restated Memorandum and Articles of Association

Subject to other provisions in our Articles, our shareholders may by ordinary resolution increase our authorized share capital or by special resolution reduce the share capital and may also by special resolution amend our Articles.

Ordinary Shares

General.    All of our outstanding ordinary shares are fully paid and non-assessable. No certificates representing the ordinary shares have been issued. The ordinary shares are not entitled to any preemptive conversion or redemption rights at the sole option of the holder of ordinary shares. Our shareholders may freely hold and vote their shares (subject to certain restrictions such as the number of proxies that may be held by a shareholder at a general meeting).

Pre-emptive Rights.    When we issue new shares for cash consideration, our board of directors may reserve 10% to 15% of the new shares for subscription by our employees or of any of our subordinate companies, as determined by our board of directors in its reasonable discretion. Subject to several statutory exceptions, our shareholders are entitled to subscribe for the remainder of the new shares in proportion to their existing shareholdings. New shares not so subscribed by our employees and shareholders may be offered by us to the public or to specific persons designated by the board.

Since our shares are publicly traded on the TPEx, in the event of offering new shares for cash, we are also mandatorily required to offer 10% of the shares to the public at the market price, subject to a higher public offering percentage adopted by our shareholders at a shareholders’ meeting.

Repurchase Rights.    For so long as the shares are registered in Taiwan, the repurchase of our own shares by us shall be approved by our board of directors in compliance with Regulations Governing Share Repurchase by Exchange-Listed and OTC-Listed Companies and relevant laws of the Cayman Islands. We may with the sanction of an ordinary resolution of the shareholders’ meeting purchase and cancel our own shares out of our share capital. The number of shares to be repurchased and cancelled pursuant to our Articles shall be pro rata among our shareholders in proportion to the number of shares held by each such shareholder. The number of shares purchased by us pursuant to our Articles shall not exceed 10% of the total number of our issued shares. The total price of the shares so purchased shall not exceed the sum of retained earnings plus the premium paid on the issuance of any share and income from endowments received by us.

The amount payable to the shareholders in connection with a repurchase of shares out of our share capital may be paid in cash or by way of delivery of assets in specie. The assets to be delivered and the amount of such substitutive share capital in connection with a repurchase of shares out of our share capital shall be approved by the shareholders at the general meeting and shall be subject to consent by the shareholder receiving such assets. Prior to the aforementioned general meeting considering such repurchase, our board of directors shall have the value of assets to be delivered and the amount of such substitutive share capital in respect of repurchase of the shares audited and certified by a Taiwan certified public accountant.

Voting Rights.    Each ordinary share is entitled to one vote. Voting at any meeting of shareholders is by a poll. Our Articles list a number of matters that must be approved by the shareholders by Supermajority Resolution (as defined below). Other matters to be approved by shareholders will be decided either by special resolution (where required by law) or by ordinary resolution. Written resolutions of shareholders in lieu of a meeting are not permitted by our Articles.

A quorum required for a meeting of shareholders consists of at least a number of shareholders present in person or by proxy and entitled to vote representing the holders of more than one-half of all of our issued voting share capital. Shareholders’ meetings are held annually and may otherwise be convened by our board of directors on its own initiative. Shareholders’ meetings shall also be convened on the requisition: (i) in writing of any shareholder or shareholders holding at least three percent of the issued voting share capital for one year or longer; or (ii) of one or more shareholders holding more than half of the paid up capital of the Company having the right of voting at general meetings for a period of at least three consecutive months at the date of the book closure period commences, subject to certain procedural requirements. Advance notice of at least 30 calendar days is required for convening the annual general meeting and at least 15 calendar days’ notice is required for convening extraordinary general meetings.

Any ordinary resolution to be made by our shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast in person or by proxy at a meeting of our shareholders. A special resolution requires the affirmative vote of not less than two-thirds of the votes cast in person or by proxy at a meeting of our shareholders. A special resolution is required for certain matters specified in the Companies Law as requiring approval by special resolution, including appointing a voluntary liquidator, changing our name, reducing our authorized share capital and amending our Articles and for other matters such as issuing preferred shares, transferring treasury shares at a discount to employees or subordinate companies and approving the redemption terms of any preferred shares.

A “Supermajority Resolution” is defined in our Articles as a resolution adopted by a majority vote of the shareholders at a general meeting attended by shareholders who represent two-thirds or more of our total outstanding shares or, if the total number of shares represented by the shareholders present at the general meeting is less than two-thirds of our total outstanding shares, but more than one-half of our total outstanding shares, means instead, a resolution adopted at such general meeting by the shareholders who represent two-thirds or more of the total number of shares entitled to vote on such resolution at such general meeting. Among other things, approval by Supermajority Resolution is required for us to: (i) enter into, amend, or terminate any contract for lease of its business in whole, or for entrusting business, or for regular joint operation with others, (ii) transfer the whole or any material part of its business or assets (iii) take over the transfer of another’s whole business or assets, which will have a material effect on our business operation, (iv) effect any merger (subject to certain structural exceptions) or spin-off of the company in accordance with applicable listing rules, (v) grant waiver to a director engaging in any business within the scope of our business, (vi) discharge or remove a director, (vii) capitalize an amount standing to the credit of reserves or authorize the payment of dividends out of a reserve fund and (viii) issue any employee share options at a discount. In addition, any merger, transfer of business and assets, share swap or other transaction that results in our shares ceasing to be listed on the TWSE or TPEx must be approved by the shareholders representing at least two-thirds of our issued shares.

Subject to certain exceptions specified in our Articles, when a person who acts as the proxy for two or more shareholders at a general meeting, the number of votes represented by him shall not exceed three percent of the total number of votes of the company and the portion of excessive votes represented by such proxy will not be counted.

Dividends.    The holders of our ordinary shares are entitled to receive such dividends as may be declared by an ordinary resolution and subject to our Articles and the Companies Law. Under Cayman Islands law, dividends may be paid only out of profits, which include net earnings and retained earnings undistributed in prior years, and out of share premium, a concept analogous to paid-in surplus in the United States. No dividend may be declared and paid unless our directors determine that immediately after the payment, we will be able to satisfy our liabilities as they become due in the ordinary course of business and we have funds lawfully available for such purpose. We are not permitted to pay any dividends or bonuses if (i) we do not have earnings or (ii) we have not yet covered our losses. Our Articles set out further detailed provisions dealing with how we may fund, create reserves for and pay dividends.

Any dividends will be paid to the custodian of the ADSs being issued in an offering and shall be subject to further distribution to you as a beneficial owner of the underlying ordinary shares by the custodian. See “Description of American Depositary Shares—Dividends and Other Distributions.”

Liquidation.    If we were to be liquidated and the assets available for distribution among our shareholders are insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the number of the ordinary shares held by them. If in a winding up the assets available for distribution among our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the liquidation, the surplus shall be distributed among our shareholders in proportion to the number of the ordinary shares held by them at the commencement of the liquidation, subject to a deduction from those ordinary shares in respect of which there are monies due, of all monies payable to us, without prejudice to the rights of the holders of ordinary shares issued upon special terms and conditions.

If we were to be liquidated, the liquidator may, with the approval by a special resolution of our shareholders (and any other approvals as may be required by applicable listing rules), divide among our shareholders in specie or in kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he/she deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the approval by an ordinary resolution of our shareholders, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the approval by an ordinary resolution of our shareholders shall think fit, but so that no shareholder shall be compelled to accept any shares or other securities whereon there is any liability.

Transfer of Shares.    Subject to the restrictions of our Articles and applicable ROC laws, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board, provided that certain transfer restrictions apply to shares issued to our employees and subordinate companies. Subject to the requirements of applicable laws of the Cayman Islands, transfers of uncertificated shares which are registered on the TPEx may be effected by any method of transferring or dealing in securities introduced by the TPEx or operated in accordance with the applicable listing rules, as defined in our Articles, as appropriate.

Our board of directors may decline to register any transfer of shares unless (i) the instrument of transfer is lodged with us, accompanied by the certificate (if any) for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is duly and properly stamped (if required); or (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four.

The registration of transfers of shares may be suspended when our register of members is closed in accordance with our Articles for the purpose of determining those shareholders that are entitled to receive notice of, attend or vote at any meeting of shareholders or any adjournment thereof, or those shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a shareholder for any other purpose.

Variation of Rights of Shares.    Whenever our share capital is divided into different classes the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) only be materially adversely varied or abrogated with the approval by special resolution passed at a separate meeting of the holders of the shares of that class, but not otherwise. The necessary quorum shall be one or more persons at least holding or representing by proxy one-half in nominal or par value amount of the issued shares of the relevant class.

Inspection of Books and Records.    Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. Our board of directors is required to keep at the office of our service agent in Taiwan copies of our Articles, the minutes of every meeting of the shareholders and the financial statements, the register of members and the counterfoil of corporate bonds issued by us. Any shareholder may at any time request, by submitting evidentiary documents to show his or her interest, indicating the scope of such interest and specifying the document(s) he/she/it wishes to inspect or make copies of, access to inspect and to make copies of such documents, and the Company shall procure its service agent in Taiwan to arrange accordingly. In the event that a general meeting is convened by the board of directors or any other person having a right to convene the general meeting in accordance with our Articles, such convener(s) may request that the Company or its service agent in Taiwan provide them with a copy of the register of members.

Without prejudice to the rights of shareholders set out in our Articles, no shareholder is entitled to require discovery of any information in respect of any detail of our trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of our business and which in the opinion of our board of directors would not be in the interests of the shareholders to communicate to the public.

Borrowing Power.    Subject to our Articles and the ROC Regulations Governing Loaning of Funds and Making Endorsement/Guarantee by Public Companies, our board of directors may exercise its power to borrow money and to mortgage or charge our undertaking and property, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of us or of any third party.

We, however, cannot borrow money or loan funds to any person except in accordance with the requirements stipulated in our internal policies and the ROC Regulations Governing Loaning of Funds and Making Endorsement/Guarantee by Public Companies.

Listing Rules.    As a listed company on the TPEx, we are required to comply with the relevant ROC laws, regulations, rules and code as amended, from time to time, applicable as a result of the original and continued trading or listing of any shares on any Taiwan stock exchange or securities market, including, without limitation the relevant provisions of the Taiwan Securities and Exchange Act, the Acts Governing Relations Between Peoples of the Taiwan Area and the Mainland Area, or any similar statute and the rules and regulations of the Taiwan authorities thereunder, and the rules and regulations promulgated by the ROC FSC, the TPEx or the TWSE. This body of rules is referred to in our Articles as “Applicable Listing Rules” and a number of the provisions of our Articles are subject to the Applicable Listing Rules. In particular, provisions relating to the issue of shares generally by us, the issue of shares to employees, the recording of shareholdings and the issue of share certificates, the issue of fractional shares, the transfer of shares, carrying out mergers and spin-offs, independent directors, board powers and procedure, quorum requirements for shareholder meetings and general meeting procedure, the redemption and purchase of our shares, dealing with treasury shares, borrowing powers, the payment of dividends and other distributions, the preparation of reports and financial statements and the winding up of the company are all matters expressed to be subject to, and should be read in conjunction with, the Applicable Listing Rules. In addition to the Applicable Listing Rules, our Articles are required to be in compliance with the Shareholders’ Rights Protection Checklist, or the Checklist promulgated by the TPEx or TWSE from time to time. On March 22, 2019, our board of directors approved the Seventh Amended and Restated Memorandum and Articles of Association, which incorporated the requirements provided in the checklist promulgated by TPEx in December 2018, or the Checklist. The Seventh Amended and Restated Memorandum and Articles of Association were approved and adopted by special resolution at our annual general meeting held on June 21, 2019 Except for the requirement that non-resident or foreign investors are obligated to open certain accounts and appoint a tax guarantor in Taiwan and the restrictions described herein, there are no other restrictions on holding or exercising voting rights on our ordinary shares.

Currently, a party who is a PRC person may not hold our ordinary shares unless it is a qualified domestic institutional investor, or QDII, in PRC. In addition, we have committed to the TPEx that at no time will 30% or more of our shares be held by PRC persons. Therefore, at any time when 30% of our shares are held by PRC persons, you will not be entitled to withdraw and hold the underlying ordinary shares, even if you are a QDII in PRC. Under current ROC law, a PRC person means an individual having residence in PRC (but not including a special administrative region of China such as Hong Kong or Macau, if so excluded by applicable laws of the ROC), any legal person, group, or other institutions of China and any corporation and other entity organized in countries outside of the ROC or PRC, but is directly or indirectly controlled by or directly or indirectly has more than 30% of its capital beneficially owned by any PRC person described above.

We cannot exercise any voting rights attached to the treasury shares held by us.

No vote may be exercised with respect to any of the following shares and such shares shall not be counted in determining the number of issued shares: (i) the shares held by any of our subsidiaries, where the total voting shares held by us in such a subsidiary represents more than one half of the total number of voting shares of the total share equity of such a subsidiary; or (ii) the shares held by another company, where the total number of the shares or total shares equity of that company held by us and our subsidiaries directly or indirectly represents more than one half of the total number of voting shares or the total share equity of such a company. If a director gives security over more than 50% of the number of shares the director held at the time such director was elected as a director of us, no vote may be exercised with respect to the shares representing the difference between the pledged shares and 50% of the initial shares, and such shares representing the difference between the pledged shares and 50% of the initial shares shall not be counted in the number of the votes cast by the shareholders present at the general meeting.

In the case of joint holders, the joint holders shall select among them a representative for the exercise of their shareholder’s rights and the vote of their representative who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders.

A shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in mental illness, may vote by his committee, or other person in the nature of a committee appointed by that court, and any such committee or other person, may vote by proxy.

A shareholder cannot exercise his or her own vote or by vote by proxy on behalf of another shareholder in respect of any contract or proposed contract or arrangement if he may be interested therein. Such shares shall not be counted in determining the number of votes of the shareholders present at the meeting with regard to such resolution, but such shares may be counted in determining the number of shares represented at the meeting for the purposes of determining the quorum.

If an ADS holder will receive more than 10% of the issued shares of the company after withdrawal of their deposited securities, then such holder will be required to (i) make a filing with the ROC FSC of the required reporting in accordance with Article 43-1 of the Taiwan Act upon the acquisition of more than 10% of shares of the company, (ii) make a filing with the ROC FSC in accordance with Article 25 of the Taiwan Act of notification of any changes of the shareholding of a director, supervisor, manager or shareholder (together with his or her spouse, minor children and nominee) holding more than 10% of the shares of the company, and (iii) apply for the prior approval of the Investment Commission, Ministry of Economic Affairs, Executive Yuan of the ROC for acquiring 10% or more of shares of the company.

Convertible Loan and Warrants

On September 30, 2019 and October 25, 2019, the Company entered into a series of loan facilities with certain of the Company’s directors, existing stockholders or affiliates thereof, and others, for an aggregate loan amount of $2.95 million. The two types of loan facilities are described below:

Convertible Loan Facility

On September 30, 2019, the Company entered into a loan facility with Bukwang Pharmaceutical Co., Ltd., for an amount of $1.0 million (the “September 2019 Loan Facility”). The September 2019 Loan Facility has a two-year term with a 10% interest rate per annum, commencing upon the date the Company draws down on such facility. The Company has the option to repay the amounts owed under the September 2019 Loan Facility at any time, subject to certain conditions.

The lender will have the right to convert, at their option, any outstanding principal amount plus accrued and unpaid interest under the loan into that number of the Company’s newly issued ADSs calculated by dividing (a) such outstanding principal amount and accrued and unpaid interest under the loan by (b) 90% of the volume-weighted average price of the Company’s ADS on the date of the conversion notice. Each ADS represents five ordinary shares of the Company. The ability to convert is subject to certain conditions, including that the Company’s ordinary shares will have been delisted from the TPEx, and expires at the expiry of the term of the loan.

October 2019 Loan Facility

On October 25, 2019, the Company entered into a loan facility with certain existing stockholders/directors, or affiliates thereof, for an aggregate amount of $1.95 million (collectively, the “October 2019 Loan Facility”). The October 2019 Loan Facility has a two-year term with a 10% interest rate per annum, commencing upon the date the Company draws down the facility, which must be drawn down in full.

In the event that the Company draws down on the October 2019 Loan Facility, the Company will issue the lenders warrants (the “Warrants”) to purchase an aggregate number of ADSs calculated by dividing (a) 50% of the aggregate principal amount provided to the Company by (b) the Warrant Exercise Price. The “Warrant Exercise Price” is equal to 120% of the volume-weighted average price per ADS on the draw down date, and will be the exercise price per ADS for the Warrants. The Warrants are exercisable only after the Company’s ordinary shares have been delisted from TPEx, and will expire on the earlier of (i) the first anniversary of such TPEx delisting or (ii) expiry of the term of the October 2019 Loan Facility.

Preference Shares

Pursuant to our Articles, we may issue shares with rights which are preferential to those of ordinary shares issued by us with the approval of a majority of our board of directors present at a meeting attended by two-thirds or more of the total number of directors and with the approval of a special resolution. Our Articles must be amended by special resolution to provide for such preference shares.

Material Differences in Corporate Law

The Companies Law is modeled after the corporate legislation of the United Kingdom but does not follow recent United Kingdom statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in Delaware and their shareholders. In addition, because our Articles require us to comply with the Checklist, the below comparison also includes a brief summary of the requirements we must follow to maintain such compliance with the TPEx or the TWSE.

	Delaware	Cayman Islands
Title of Organizational Documents	Certificate of Incorporation Bylaws	Memorandum of Association Articles of Association

Duties of Directors	Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary	As a matter of Cayman Islands law, directors of Cayman Islands companies owe fiduciary duties to their respective companies to, amongst other things, act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill

	Delaware	Cayman Islands
duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

the duties of their office honestly. Five core duties are:

•  a duty to act in good faith in what the directors bona fide consider to be the best interests of the company (and in this regard, it should be noted that the duty is owed to the company and not to associate companies, subsidiaries or holding companies);

•  a duty not to personally profit from opportunities that arise from the office of director;

•  a duty of trusteeship of the company’s assets;

•  a duty to avoid conflicts of interest; and

•  a duty to exercise powers for the purpose for which such powers were conferred.

A director of a Cayman Islands company also owes the company a duty to act with skill, care and diligence. A director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience.

Limitations on Personal Liability of Directors

Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director.

Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot

The Companies Law has no equivalent provision to Delaware law regarding the limitation of director’s liability. However, as a matter of public policy, Cayman Islands law will not allow the limitation of a director’s liability to the extent that the liability is a consequence of the director committing a crime or of the director’s own fraud, dishonesty or willful default.

	Delaware	Cayman Islands
limit liability for any act or omission occurring prior to the date when such provision becomes effective.

Indemnification of Directors, Officers, Agents, and Others	A corporation has the power to indemnify any director, officer, employee, or agent of the corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.	Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Interested Directors	Under Delaware law, a transaction in which a director who has an interest is not void or voidable solely because such interested director is present at or participates in the meeting that authorizes the transaction if: (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.

Our Articles contain a provision that prohibits a director from voting (or voting on behalf of another director) in respect of any transaction in which he or she is interested.

Our Articles also provide that, where the spouse of a director, a person with a kinship to a director within the second degree, or a company controlled by or controlling a director has a direct or indirect interest in any matter, such director will be deemed to have an interest in such matter.

	Delaware	Cayman Islands

Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Companies Law requires that a special resolution be passed by a super majority of at least two-thirds or such higher percentage as set forth in the articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting. However, our Articles do not permit resolutions of shareholders to be passed in writing in lieu of a general meeting.

Voting for Directors	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	The Companies Law defines “special resolutions” only. A company’s articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions. Our Articles provide that the election of directors shall be subject to applicable listing rules. At a general meeting of election of directors, the number of votes exercisable in respect of one share shall be the same as the number of directors to be elected, and the total number of votes per share may be consolidated for

	Delaware	Cayman Islands
election of one candidate or may be split for election of two or more candidates. A candidate to whom the ballots cast represent a prevailing number of votes shall be deemed a director so elected.

Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	No cumulative voting for the election of directors unless so provided in the articles of association. Our Articles expressly provide for cumulative voting on the election of directors as described above.

Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	The memorandum and articles of association may only be amended by a special resolution of the shareholders.

Nomination and Removal of Directors and Filling Vacancies on Board	Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.	Nomination and removal of directors and filling of board vacancies are governed by the terms of the articles of association. Our Articles provide that only shareholders may elect directors by cumulative voting and may remove directors by Supermajority Resolution.

Mergers and Similar Arrangements	Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of	The Companies Law provides for the merger or consolidation of two or more companies into a single entity. The legislation makes a distinction between a “consolidation” and a “merger.” In a consolidation, a new entity is formed from the combination of each participating company, and the separate consolidating parties, as a consequence, cease to exist and are each stricken by the Registrar of Companies. In a merger, one company remains as the surviving entity, having in

Delaware	Cayman Islands
the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

effect absorbed the other merging party that then ceases to exist.

Two or more Cayman Islands companies may merge or consolidate. Cayman Islands companies may also merge or consolidate with foreign companies provided that the laws of the foreign jurisdiction permit such merger or consolidation.

Under the Companies Law, a plan of merger or consolidation shall be authorized by each constituent company by way of (i) a special resolution of the members of each such constituent company; and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association.

Shareholder approval is not required where a parent company registered in the Cayman Islands seeks to merge with one or more of its subsidiaries registered in the Cayman Islands and a copy of the plan of merger is given to every member of each subsidiary company to be merged unless that member agrees otherwise.

Secured creditors must consent to the merger although application can be made to the Grand Court of the Cayman Islands for such requirement to be waived if such secured creditor does not grant its consent to the merger. Where a foreign company wishes to merge with a Cayman company, consent or approval to the transfer of any security interest granted by the foreign company to the resulting Cayman entity in the transaction is required, unless otherwise released or waived by the secured party. If the merger plan is approved, it is then filed with the Cayman Islands Registrar of Companies along with a

Delaware	Cayman Islands
declaration by a director of each company. The Registrar of Companies will then issue a certificate of merger which shall be prima facie evidence of compliance with all requirements of the Companies Law in respect of the merger or consolidation.

The surviving or consolidated entity remains or becomes active while the other company or companies are automatically dissolved. Unless the shares of such shareholder are publicly listed or quoted, dissenting shareholders in a merger or consolidation of this type are entitled to payment of the fair value of their shares if such shareholder provides a written objection before the vote on such merger or consolidation. With respect to shares that are listed or quoted, a shareholder shall have similar rights only if it is required by the terms of the merger or consolidation to accept for such shares property other than (i) shares (or depositary receipts in respect thereof) in the surviving or consolidated company; (ii) listed or quoted shares (or depositary receipts in respect thereof) of another company; (iii) cash in lieu of any fractions of shares or depositary receipts described at (i) and (ii); or (iv) any combination of shares, depositary receipts or cash described in (i)—(iii).

Cayman companies may also be restructured or amalgamated under supervision of the Grand Court of the Cayman Islands by way of a court-sanctioned “scheme of arrangement.” A scheme of arrangement is one of several transactional mechanisms available in the Cayman Islands for achieving a restructuring.

Delaware	Cayman Islands

Others include share capital exchange, merger (as described above), asset acquisition or control, through contractual arrangements, of an operating business. A scheme of arrangement must not be beyond the powers of the company, as stated in the constitutional documents of the company and also requires the approval of a majority, in number, of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at the meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the Court its view that the transaction ought not be approved, the Court can be expected to approve the scheme of arrangement if it is satisfied that:

•   the classes which are required to approve the scheme of arrangement have been properly constituted, so that the members of such classes are properly represented;

•   the meetings held by the company in relation to the approval of the scheme of arrangement by such classes have been convened and held in accordance with any directions given by the Court;

•   the scheme of arrangement has been properly explained to the shareholders or creditors so that they have

Delaware	Cayman Islands

been able to exercise an informed vote in respect of the scheme; the scheme of arrangement is one which an intelligent and honest man, who is a member of the relevant class and properly acting might approve.

When a takeover offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands but is unlikely to succeed unless there is evidence of fraud, bad faith or collusion. If the arrangement and reconstruction are thus approved, any dissenting shareholders would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Our Articles provide that in the event the resolutions with respect to a merger are approved in accordance with the laws of the Cayman Islands, any shareholder who has notified us in writing of his objection to such proposal prior to such meeting and subsequently raised his objection at the meeting may request us to purchase all of his shares at the then prevailing fair price. In the event any part of the company’s business is spun off or involved in any merger, the shareholder, who has forfeited his right to vote on such matter and expressed his dissent therefor, in writing or verbally (with a record) before or

	Delaware	Cayman Islands

during the general meeting, may request us to buy back all of his shares at the then prevailing fair price. In the event that we fail to reach such agreement with the shareholder within 60 days after the resolution date, the shareholder may, within 30 days after such 60-day period, file a petition to any competent court of ROC for a ruling on the appraisal price, and to the extent that the ruling is capable of enforcement and recognition in the relevant jurisdiction, such ruling by such ROC court shall be binding and conclusive as between us and requested shareholder solely with respect to the appraisal price.

Our Articles provide that, if we propose to effect any merger, transfer and assumption of our business or assets, share swap or spin-off, as a result of which we would cease to be a TPEx-listed company and the surviving company, transferee company, existing company or newly set-up company (depending on the circumstances) is not a company listed on TWSE or TPEx, such transaction must be approved by the shareholders representing two thirds of the issued and outstanding shares of us.

The mergers and acquisitions of the Company shall also be subject to the procedural requirements under the Applicable Listing Rules.

Shareholder Suits	Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the	The rights of shareholders under Cayman Islands law are not as extensive as those under Delaware law. Class actions are generally not available to shareholders under Cayman Islands laws; historically, there have not been any reported instances of such class actions having been

	Delaware	Cayman Islands
winning party to recover attorneys’ fees incurred in connection with such action.

successfully brought before the Cayman Islands courts. In principle, we will normally be the proper plaintiff and a derivative action may be brought by a minority shareholder in only limited circumstances. In this regard, the Cayman Islands courts would ordinarily be expected to follow English case law precedent, which would permit a shareholder to commence an action in the company’s name to remedy a wrong done to the company where the act complained of cannot be ratified by the shareholders and where control of the company by the wrongdoer results in the company not pursuing a remedy itself. The case law shows that derivative actions have been permitted in respect of acts that are beyond the company’s corporate power, illegal, where the individual rights of the plaintiff shareholder have been infringed or are about to be infringed and acts that are alleged to constitute a “fraud on the minority.” The winning party in such an action generally would be able to recover a portion of attorney’s fees incurred in connection with such action.

Our Articles provide that, subject to the laws of the Cayman Islands, any shareholder(s) holding one percent or more of the total number of our issued shares for a period of six months or a longer time shall have the right to submit a petition for and on behalf of us against our director(s), and Taipei District Court, ROC, may have jurisdiction over such petition.

Inspection of Corporate Records	Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of	Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or

	Delaware	Cayman Islands
list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.

other corporate records (other than the register of mortgages or charges) of the company. However, these rights may be provided in the company’s articles of association.

Our Articles provide that, in the event that a general meeting is convened by the board of directors or any other person having a right to convene the general meeting, such convener(s) may request us or our shareholders’ service agent to provide the register of members.

Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.	The Companies Law does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in the company’s articles of association. Our Articles do provide for these rights.

Approval of Corporate Matters by Written Consent	Delaware law permits shareholders to take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.

The Companies Law allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the articles of association).

Our Articles do not authorize such written consents.

Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.

The Companies Law does not have provisions governing the proceedings of shareholders meetings which are usually provided in the articles of association.

Our Articles allow for shareholders’ meetings to be convened on the requisition (i) in writing of any shareholder or shareholders holding at least three percent of the issued voting share capital for one year or longer or; (ii) of one or more shareholders holding more than half of the paid up capital of the Company having

Delaware	Cayman Islands

the right of voting at general meetings for a period of at least three consecutive months at the date the book closure period commences, subject to certain procedural requirements.

Our Articles also provide that, in the event that our board of directors does not or cannot convene a general meeting, or an independent director member of audit committee otherwise finds it necessary for the interests of shareholders, the independent director may convene a general meeting.

Listing

Our ADSs are listed on the Nasdaq Global Market under the symbol “ASLN.” Our ordinary shares are listed on TPEx under the code “6497.”

Transfer Agent and Registrar

The transfer agent and registrar for our ADSs is JPMorgan Chase Bank, N.A. Our share register is currently maintained by Capital Securities Co., Ltd. The share register reflects only record owners of our ordinary shares. Holders of our ADSs will not be treated as one of our shareholders and their names will therefore not be entered in our share register. The depositary, the custodian or their nominees will be the holder of the shares underlying our ADSs. For further discussion on our ADSs and ADS holder rights, see “Description of American Depositary Shares” in this prospectus.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Receipts

JPMorgan Chase Bank, N.A., or JPMorgan, as depositary will issue the ADSs in connection with an offering. Each ADS will represent an ownership interest in a designated number of our ordinary shares which we will deposit with the depositary or the custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary and yourself as an ADR holder. In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but which have not distributed directly to you. Unless certificated ADRs are specifically requested by you, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive which reflect your ownership of ADSs.

The depositary’s office is located at 4 New York Plaza, Floor 12, New York, NY, 10004.

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADR holder, we will not treat you as a shareholder of ours and you will not have any direct shareholder rights. Because the depositary or its nominee will be the shareholder of record for the ordinary shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder. Such rights derive from the terms of the deposit agreement to be entered into among us, the depositary and all holders from time to time of ADRs issued under the deposit agreement. The obligations of the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee will actually be the registered owner of the ordinary shares, you must rely on it to exercise the rights of a shareholder on your behalf. The deposit agreement and the ADSs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of Taiwan and the Cayman Islands, which may be different from the laws of the United States. Under the deposit agreement, as an ADR holder, you agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs, the ADRs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and you irrevocably waive any objection which you may have to the laying of venue of any such proceeding and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also obtain a copy of the deposit agreement at the SEC’s Public Reference Room which is located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the attached deposit agreement on the SEC’s website at http://www.sec.gov.

Share Dividends and Other Distributions

How will I receive dividends and other distributions on the ordinary shares underlying my ADSs?    We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will distribute to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of JPMorgan to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:

•

Cash.    The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the depositary’s and/or its agents’ fees and expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

•

Shares.    In the case of a dividend or free distribution in ordinary shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such ordinary shares. Only whole ADSs will be issued. Any ordinary shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

•

Rights to receive additional ordinary shares.    In the case of a distribution of rights to subscribe for additional ordinary shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:

(i)	sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or

(ii)

if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing, in which case ADR holders will receive nothing and the rights may lapse.

Other Distributions.    In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

If the depositary determines in its discretion that any distribution described above is not practicable with respect to any specific registered ADR holder, the depositary may choose any method of distribution that it deems practicable, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.

There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth in the “Depositary Receipt Sale and Purchase of Security” section of https://www.adr.com/Investors/FindOutAboutDRs, the location and contents of which the Depositary shall be solely responsible for.

Deposit, Withdrawal and Cancellation

How does the depositary issue ADSs?    Subject to any restrictions on deposit provided for under the laws of the Cayman Islands or the ROC and the deposit agreement, the depositary will issue ADSs against the deposit of: (i) ordinary shares in registered form, validly issued and outstanding; (ii) rights to receive ordinary shares from us or any registrar, transfer agent, clearing agent or other entity recording share ownership or transactions, subject in each case to payment of the fees and expenses owing to the depositary in connection with such issuance. In the case of the ADSs to be issued under this prospectus, we will arrange with the underwriters named herein to deposit such ordinary shares.

Under current ROC law, no deposit of ordinary shares may be made under the deposit agreement, and no additional ADSs may be issued in respect thereof, without specific ROC regulatory approval, except in connection with: (a) stock dividends on, or free distributions of, ordinary shares; (b) the exercise by ADR holders of their pre-emptive rights in connection with capital increases for cash or (c) the purchase directly by any person or through the depositary or its agent of shares on the TPEx for delivery of ordinary shares to the custodian or the delivery of ordinary shares already held to the custodian for deposit; provided that the total number of ADSs outstanding hereunder does not exceed the number of issued ADSs previously approved by the ROC FSC (plus any ADSs created pursuant to (a) and (b) above). Under current ROC law, issuances under (c) above will be permitted only to the extent that previously issued ADSs have been cancelled and as permitted hereunder. At its discretion, the depositary may refuse to accept ordinary shares for deposit under (c) above unless it receives satisfactory evidence or notification from us to the effect that the ordinary shares may be lawfully deposited.

Ordinary shares deposited in the future with the custodian must be accompanied by certain documents, including proper endorsements or duly executed instruments of transfer in respect of such deposited shares, a delivery order directing the depositary to issue ADSs to, or upon the written order of, the person designated in such order, instruments assigning to the custodian, the depositary or the nominee of either of them any distribution on the ordinary shares so deposited or indemnity therefor, and proxies entitling the custodian to vote the deposited ordinary shares.

The custodian will hold all deposited ordinary shares (including those being deposited by or on our behalf in connection with the offering to which this prospectus relates) for the account and to the order of the depositary for the benefit of holders of ADRs. ADR holders thus have no direct ownership interest in the ordinary shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited ordinary shares. The deposited ordinary shares and any such additional items are referred to as “deposited securities.”

Upon each deposit of ordinary shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?    Beginning on the fifth ROC business day following the date of initial issuance of the ADSs or such later date as the depositary may announce, subject to the approval of TPEx, any necessary ROC approvals and the provisions under the deposit agreement, ADR holders are entitled to withdraw and sell the underlying ordinary shares.

In accordance with the deposit agreement and subject to the requirements of the laws of the Cayman Islands and the ROC, an ADR holder may request the depositary to withdraw from the depositary receipt facility created by the deposit agreement the ordinary shares represented by such holder’s ADRs and transfer such ordinary shares to such holder or, upon the written order of any person designated in such ADR holder’s written order, or a Withdrawal Order, upon surrender of (a) a certificated ADR in a form satisfactory to the depositary or (b) proper instructions and documentation in the case of an ADR issued through the depositary’s direct registration system, as the case may be, in each case upon payment of any fees, expenses, taxes or governmental charges as provided in the deposit agreement, delivery to the depositary of any documentation, certifications or information which may be required in order to comply with the laws, rule or regulations of the Cayman Islands and the ROC, and subject to the terms of the deposit agreement, provided that we have delivered to the custodian the ordinary shares in physical certificate form or scripless form to be sold or so delivered.

Under current ROC law, an ADR holder who is a non-ROC person wishing to withdraw and hold deposited securities from the ADR facility is required to appoint an eligible agent in the ROC for filing tax returns and making tax payments, or a Tax Guarantor. Such Tax Guarantor will be required to meet the qualifications set by the Ministry of Finance of the ROC and will act as the guarantor of the withdrawing ADR holder’s tax payment obligations. In addition, subject to certain limited exceptions, under current ROC law, repatriation of profits by a non-ROC withdrawing ADR holder is subject to the submission of evidence by the withdrawing ADR holder of the appointment of a Tax Guarantor to, and approval thereof by, the tax authority and tax clearance certificates or evidentiary document issued by the Tax Guarantor. There can be no assurance that a withdrawing ADR holder will be able to appoint and obtain approval for such agent in a timely manner or at all.

Under current ROC law, an ADR holder who is not an ROC resident or ROC company wishing to present ADSs to the depositary for cancellation and withdrawal and holding of the deposited securities from the depositary receipt facility is required to register as a foreign investor with the TWSE, if the ADR holder has never registered as foreign investor with the TWSE previously, for making investments in the ROC securities market prior to withdrawing and holding the deposited securities from the depositary receipts facility.

Under current ROC law, such withdrawing ADR holder is required to appoint a local agent in the ROC to, among other things, open a securities trading account with prior approval granted by the TWSE with a local securities brokerage firm (with qualification set by the ROC FSC) and a bank account, pay ROC taxes, remit funds, exercise shareholder rights and perform such other functions as the ADR holder may designate upon such withdrawal. In addition, such withdrawing ADR holder is also required to appoint a custodian bank and open a custodian account to hold the securities and cash in safekeeping, make confirmations, settle trades and report all relevant information. Without making such appointment and the opening of such custodian account, the withdrawing ADR holder would be unable to hold or subsequently sell the deposited securities withdrawn from the ADR facility on the TPEx. The laws of the ROC applicable to the withdrawal of deposited securities may change from time to time. There can be no assurances that current law will remain in effect or that future changes of ROC law will not adversely affect the ability of ADR holders to withdraw deposited ordinary shares under the deposit agreement.

Currently, a party who is a PRC person may not withdraw and hold the underlying ordinary shares unless it is a qualified domestic institutional investor, or a QDII, in the PRC or has obtained the investment approval from the Investment Commission, Ministry of Economic Affairs, Executive Yuan of the ROC. However, it is unclear whether a QDII may freely withdraw and hold the underlying ordinary shares if the business of the issuer of the underlying ordinary shares is not within the list of industries open to PRC investment as promulgated by the ROC government. Further, there is no assurance that in the future, there will not be further restrictions or prohibitions imposed on PRC persons (including QDIIs) from investing in certain industries in the ROC, which might accordingly cause a party who is a PRC person to be unable to withdraw and hold the underlying ordinary shares. Under current ROC law, a PRC person means an individual holding a passport issued by the PRC, a resident of any area of China under the effective control or jurisdiction of the PRC (but not including a special administrative region of the PRC such as Hong Kong or Macau, if so excluded by applicable laws of the ROC), any legal person, group, or other institutions of the PRC and any corporation and other entity organized in countries outside of ROC or PRC that is directly or indirectly controlled by or directly or indirectly having more than 30% of its capital beneficially owned by any PRC person described above.

In connection with any surrender of an ADR for withdrawal and the delivery of the deposited securities represented by the ADSs evidenced thereby, the depositary may require proper endorsement in blank of such ADR (or duly executed instruments of transfer thereof in blank) and the Withdrawal Order directing the depositary to cause the deposited securities represented by the ADSs evidenced by such ADR to be withdrawn and delivered to, or upon the written order of, any person designated in such order.

In the case of an ADR holder requesting the delivery of the deposited securities represented by the ADSs evidenced by the holder’s ADRs so surrendered, subject to applicable ROC law and to the other provisions of the deposit agreement, at the request, risk and expense of the ADR holder, the depositary may deliver such deposited securities at such other place as may have been requested by the ADR holder. Delivery of deposited securities may be made by the delivery of certificates or by such other means as the depositary may deem practicable.

The depositary may only restrict the withdrawal of deposited securities in connection with:

•	temporary delays caused by closing our transfer books or those of the depositary or the deposit of ordinary shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges; or

•	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

Form and ROC Share Issuance Procedure

No later than the second business day in Taiwan following the Closing Date, we will make a filing with the TPEx for listing of underlying ordinary shares. It is expected that the listing of the underlying ordinary shares will take place around the fifth business day in Taiwan following the application for listing of underlying ordinary shares. Immediately upon such listing, the number of ordinary shares will be credited into the depositary’s account with the custodian through the book-entry system maintained by the Taiwan Depository & Clearing Corporation, or the TDCC.

Record Dates

The depositary may, after consultation with us if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):

•	to receive any distribution on or in respect of deposited securities,

•	to give instructions for the exercise of voting rights,

•	to pay the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the deposit agreement, or

•	to receive any notice or to act in respect of other matters,

all subject to the provisions of the deposit agreement.

Voting Rights

How do I vote?    If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the shares which underlie your ADSs. Subject to the next sentence, as soon as practicable after receipt from us of notice of any meeting at which the holders of shares are entitled to vote, or of our solicitation of consents or proxies from holders of shares, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreement in respect of such meeting or solicitation of consent or proxy. The depositary shall, if we request in writing in a timely manner (the depositary having no obligation to take any further action if our request shall not have been received by the depositary at least 30 days prior to the date of such vote or meeting) and at our expense and provided no legal prohibitions exist, distribute to the registered ADR holders a notice stating such information as is contained in the voting materials received by the depositary and describing how you may instruct, or, subject to the next paragraph, will be deemed to instruct, the depositary to exercise the voting rights for the shares which underlie your ADSs, including instructions for giving a discretionary proxy to a person designated by us. Each ADR holder that provides voting instructions shall be deemed to confirm, represent and warrant that such holder has no interest in any contract or proposed contract or arrangement to be considered at the relevant meeting. In accordance with our memorandum and articles of association, a shareholder may not exercise its own vote or by proxy on behalf of another shareholder of the company in respect of any contract or proposed contract or arrangement if such shareholder may be interested therein. Accordingly, no ADR holder shall instruct the depositary to vote on its behalf on any matter to be considered at the relevant meeting in respect of which such holder is interested.

To the extent we have provided the depositary with at least 45 days’ notice of a proposed meeting, if voting instructions are not timely received by the depositary from any holder, such holder shall be deemed, and in the deposit agreement the depositary is instructed to deem such holder, to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the shares represented by their ADSs as desired, provided that no such instruction shall be deemed given and no discretionary proxy shall be given (a) if we inform the depositary in writing that (i) we do not wish such proxy to be given, (ii) substantial opposition exists with respect to any agenda item for which the proxy would be given or (iii) the agenda item in question, if approved, would materially or adversely affect the rights of holders of shares and (b) unless, with respect to such meeting, we have provided the depositary with an opinion of our counsel, in form and substance satisfactory to the depositary, to the effect that (a) the granting of such discretionary proxy does not subject the depositary to any reporting obligations in the Cayman Islands or the ROC, or by the ROC FSC or TPEx, (b) the granting of such proxy will not result in a violation of the laws, rules, regulations or permits of the Cayman Islands, the ROC, the ROC FSC or TPEx, (c) the voting arrangement and deemed instruction as contemplated herein will be given effect under the laws, rules, regulations and permits of the Cayman Islands, the ROC, the ROC FSC and TPEx and (d) the granting of such proxy will not under any circumstances result in the depositary being treated as the beneficial owner of ADSs under the laws, rules, regulations or permits of the Cayman Islands, the ROC, the ROC FSC and TPEx.

Holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. For instructions to be valid, the ADR department of the depositary that is responsible for proxies and voting must receive them in the manner and on or before the time specified, notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion. Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such holders with, or otherwise publicizes to such holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Reports and Other Communications

Will ADR holders be able to view our reports?    The depositary will make available for inspection by ADR holders at the offices of the depositary and the custodian, or upon request made to the depositary (which request may be refused by the depositary at its discretion), the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.

Additionally, if we make any written communications generally available to holders of our ordinary shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.

Fees and Expenses

What fees and expenses will I be responsible for paying?    The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of ordinary shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADRs are cancelled or reduced for any other reason,

$5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distributions prior to such deposit to pay such charge.

The following additional charges shall be incurred by the ADR holders, by any party depositing or withdrawing shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuances pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:

•	a fee of up to $0.05 per ADS for any cash distribution made pursuant to the deposit agreement;

•

an aggregate fee of $0.05 per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

•

a fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian and expenses incurred on behalf of ADR holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the ordinary shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against ADR holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such ADR holders or by deducting such charge from one or more cash dividends or other cash distributions);

•

a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the $0.05 per ADS issuance fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were ordinary shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those ADR holders entitled thereto;

•	stock transfer or other taxes and other governmental charges;

•	SWIFT, cable, telex and facsimile transmission and delivery charges incurred at your request in connection with the deposit or delivery of shares, ADRs or deposited securities;

•	transfer or registration fees for the registration or transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities;

•	expenses of the depositary in connection with the sale of shares to pay ROC withholdings taxes on stock dividends pursuant to the deposit agreement (which are paid out of such foreign currency);

•

in connection with the conversion of foreign currency into U.S. dollars, JPMorgan shall deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed in connection with such conversion; and

•	fees of any division, branch or affiliate of JPMorgan utilized to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.

Certain of the depositary fees and charges described above may become payable immediately after the closing of the initial issuance of ADRs at or following the date of the deposit agreement. In connection therewith, it is anticipated that the $0.05 per ADS administrative servicing fee per calendar year described in the second bullet above will be charged to, and payable by, those ADS holders on a record date occurring during the period immediately after the initial issuance of ADRs following the date of the deposit agreement and prior to the listing approval from the TPEx with respect to such issuance.

As an ADR holder, you will also be responsible to pay any required charges to the Taiwan tax authority, which are subject to change. As of the date hereof, the charges may include:

Service	Fee
Issuance of ADSs upon a deposit of ordinary shares	0.3% of the aggregate price of ADS issued
Withdrawal of ordinary shares upon cancellation of ADSs	0.3% of the aggregate price of ADS canceled
Sale of ordinary shares on the Taiwan Exchange	3% of the aggregate price of ordinary shares sold

JPMorgan and/or its agent may act as principal for any conversion of foreign currency. For further details see https://www.adr.com.

We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary. The charges described above may be amended from time to time by agreement between us and the depositary. The right of the depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the deposit agreement.

The depositary anticipates reimbursing us for certain expenses incurred by us that are related to the establishment and maintenance of the ADR program upon such terms and conditions as we and the depositary may agree from time to time. The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of ADSs. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary.

Payment of Taxes

If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, such tax or other governmental charge shall be paid by the ADR holders to the depositary and by holding or having held an ADR the holder thereof and all prior holders thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect thereof. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of ADRs or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and shall distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto.

Notwithstanding the above, we will pay all stamp duties and other similar duties or taxes payable in the Cayman Islands, the ROC, the United States of America and any other jurisdiction, on or in connection with the constitution and issue of the ADSs and the execution or other event concerning the deposit agreement. If any legal proceedings are taken to enforce our obligations under the deposit agreement or the ADSs and for the purpose of such proceedings any of them are required to be taken into or enforced in any jurisdiction and stamp duties or other similar duties or taxes become payable in connection with such proceedings in such jurisdiction, the ADR holders will pay (or reimburse the person making a valid payment of) all such stamp duties and other similar duties and taxes, including any penalties and interest, unless otherwise ordered by a court of competent jurisdiction in such proceedings. The depositary may sell any deposited securities and cancel ADSs with respect thereof in order to pay any such stamp duties or other similar duties or taxes owed under the deposit agreement by ADR holders without the depositary being required to request payment thereof from the ADR holders.

By holding an ADR or an interest therein, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained, and such obligations shall survive the transfer or surrender of ADSs or the termination of the deposit agreement.

Reclassifications, Recapitalizations and Mergers

If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of ordinary shares or other property not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:

(1)	amend the form of ADR;

(2)	distribute additional or amended ADRs;

(3)	distribute cash, securities or other property it has received in connection with such actions;

(4)	sell by public or private sale any securities or property received; or

(5)	none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days’ notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that otherwise prejudices any substantial existing right of ADR holders. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders a means to access the text of such amendment. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder is deemed to agree to such amendment and to be bound by the deposit agreement as so amended. Any amendments or supplements which (i) are reasonably necessary (as agreed by us and the depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by ADR holders, shall be deemed not to prejudice any substantial rights of ADR holders. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or within any other period of time as required for compliance. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

How may the deposit agreement be terminated?

The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to us and the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 60th day after our notice of removal was first provided to the depositary. Notwithstanding anything to the contrary in the deposit agreement, the depositary may terminate the deposit agreement without notice to us, but subject to giving 30 days’ notice to the ADR holders, if: (i) we become bankrupt or insolvent, (ii) our ordinary shares are de-listed, (iii) we effect (or will effect) a redemption of all or substantially all of the deposited securities, or a cash or share distribution representing a return of all or substantially all of the value of the deposited securities, or (iv) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of deposited securities.

After termination, the depositary’s only responsibility will be (i) to deliver deposited securities to ADR holders who surrender their ADRs, and (ii) to hold or sell distributions received on deposited securities. As soon as practicable after the termination date, the depositary will use its reasonable efforts to sell the deposited securities which remain and hold the net proceeds of such sales, together with any other cash then held by it under the deposit agreement (as long as it may lawfully do so), without liability for interest, in trust for the pro rata benefit of the ADR holders who have not yet surrendered their ADRs. After making such sale, the depositary shall have no obligations except to account for such net proceeds and other cash.

Limitations on Obligations and Liability to ADR holders

Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and holders of ADSs    Prior to the issue, registration, registration of transfer, split-up, combination, or withdrawal of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:

•

payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of ordinary shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

•

the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

•	compliance with such regulations as the depositary may establish consistent with the deposit agreement.

The issuance of ADRs, the acceptance of deposits of ordinary shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdraw shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of ordinary shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities.

The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and our respective directors, officers, employees, agents and affiliates, provided, however, that no disclaimer of liability under the Securities Act of 1933 is intended by any of the limitations of liabilities provisions of the deposit agreement. In the deposit agreement it provides that neither we nor the depositary nor any such other party will be liable if:

•

any present or future law, rule, regulation, fiat, order or decree of the United States, the Cayman Islands, the ROC or any other country or jurisdiction, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond our, the depositary’s or any such other party’s direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or such other party (including, without limitation, voting);

•

it exercises or fails to exercise discretion under the deposit agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

•	it performs its obligations under the deposit agreement and ADRs without gross negligence or willful misconduct; or

•

it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information.

We and the depositary and its agents may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

Neither we, the depositary nor our respective agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs which in its opinion may involve it in expense or liability, if indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan. Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that the custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

The depositary has no obligation to inform ADR holders or other holders of an interest in any ADSs about the requirements of the laws, rules or regulations of any country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, or any changes therein or thereto.

Additionally, none of us, the depositary or the custodian shall be liable for the failure by any registered holder or beneficial owner of ADRs to obtain the benefits of credits on the basis of non-U.S. tax paid against such holder’s or beneficial owner’s income tax liability. Neither we nor the depositary shall incur any liability for any tax consequences that may be incurred by registered holders or beneficial owners on account of their ownership of ADRs or ADSs.

Neither the depositary nor its agents will be responsible, when acting in good faith, for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast or for the effect of any such vote. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary.

Neither we, the depositary nor any of our respective directors, officers, employees, agents or affiliates, nor our company’s supervisors, shall be liable to registered holders or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

In the deposit agreement each party thereto (including, for avoidance of doubt, each holder and beneficial owner and/or holder of interests in ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the ordinary shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory).

The depositary and its agents may own and deal in any class of securities of our company and our affiliates and in ADRs.

Disclosure of Interest in ADSs

To the extent that the provisions of or governing any deposited securities, ROC law, the rules and regulations of the TPEx or our memorandum and articles of association may require disclosure of or impose limits on beneficial or other ownership of, or interest in, deposited securities, other ordinary shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. Pursuant to Taiwan regulations, within ten days of the closing of an offering, we must make a filing with the FSC in order to: (i) file the prospectus, deposit agreement and potentially other related agreements with the FSC and (ii) disclose a list of the persons who purchased 10% or more of the ADSs sold in this offering, in addition to the quantities purchased by each such person and such person’s purchase price paid for such ADSs, which is the public offering price.

We may have certain disclosure obligations and reporting obligations under ROC laws and regulations if (a) the person to be registered as a shareholder is a “related party” of our company under regulations governing the preparation of its financial reports and the International Financial Reporting Standards and such person beneficially owns shares withdrawn under the deposit agreement; or (b) the person to be registered as a shareholder owns shares withdrawn under the deposit agreement and the shares withdrawn by this shareholder exceed 10% of the ordinary shares represented by the ADSs originally issued under the deposit agreement. Due to these obligations, the depositary may ask the withdrawing ADR holder to disclose the name of the beneficial owner of the ADSs delivered for cancellation and to provide proof of identity and genuineness of any signature and other information and documents before the withdrawing ADR holder may cancel its ADSs. The withdrawal of shares may be delayed until the depositary receives such information, the proof so requested and satisfactory evidence of the withdrawing ADR holder’s compliance with all laws and regulations. The information that a withdrawing ADR holder is required to provide may include the name and nationality of the beneficial owner, the number of ordinary shares or individual certificates of payment the beneficial owner is withdrawing or has withdrawn in the past and whether certain affiliations exist between the beneficial owner and our company.

Each ADR holder agrees to comply with requests from us pursuant to the laws, rules and regulations of the Cayman Islands and the ROC as well as the rules and regulations of any stock exchange on which the ordinary shares are, or will be, registered, traded or listed to provide information, inter alia, as to the capacity in which such ADR holder owns ADRs (and ordinary shares as the case may be) and regarding the identity of any other person interested in such ADRs and the nature of such interest.

Books of Depositary

The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. Registered holders of ADRs may inspect such register at the depositary’s office at all reasonable times, but for the purpose of communicating with other ADR holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register may be closed at any time or from time to time, when deemed expedient by the depositary.

The depositary will maintain facilities for the delivery and receipt of ADRs.

Appointment

In the deposit agreement, each registered holder of ADRs and each person holding an interest in ADSs or ADRs, upon acceptance of any ADSs or ADRs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

•	be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs, and

•

appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR or ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Governing Law, Submission to Jurisdiction and Arbitration

The deposit agreement, the ADSs and the ADRs are governed by and construed in accordance with the laws of the State of New York. In the deposit agreement, we have submitted to the jurisdiction of the state and federal courts of the State of New York and appointed an agent for service of process on our behalf. Notwithstanding the foregoing, subject to the terms described below, including the federal securities law carve-out set forth at the end of this sentence, (i) the depositary may refer any such suit, action or proceedings to arbitration in accordance with the provisions of the deposit agreement, and, upon such referral, any such suit, action or proceeding instituted by us shall be finally decided in such arbitration rather than in such court, (ii) the depositary may, in its sole discretion, elect to institute any dispute, suit, action, controversy, claim or proceeding directly or indirectly based on, arising out of or relating to the deposit agreement or the ADRs or the transactions contemplated thereby, including without limitation any question regarding its or their existence, validity, interpretation, performance or termination, against any other party or parties to the deposit agreement (including, without limitation, against ADR holders and owners of interests in ADSs), by having the matter referred to and finally resolved by an arbitration conducted under the terms described below, and (iii) the depositary may in its sole discretion require that any dispute, suit, action, controversy, claim, or proceeding of the type described in clause (ii) above, brought against the depositary by any party or parties to the deposit agreement (including, without limitation, by ADR holders and owners of interests in ADSs), shall be referred to and finally settled by an arbitration conducted under the terms described below; provided however, that to the extent there are specific federal securities law violation aspects to any claims against us and/or the depositary brought by any ADR holder, the federal securities law violation aspects of such claims brought by an ADR holder against us and/or the depositary may, at the option of such holder, remain in state or federal court in New York, New York and all other aspects, claims, disputes, legal suits, actions and/or proceedings brought by such holder against us and/or the depositary, including those brought along with, or in addition to, federal securities law violation claims, would be referred to arbitration in accordance with the provisions of the deposit agreement. Any such arbitration shall be conducted in the English language in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

Notwithstanding the foregoing, any suit, action or proceeding based on the deposit agreement, the ADSs or the ADRs or the transactions contemplated thereby may be instituted by the depositary in any competent court in the Cayman Islands, the ROC, Singapore and/or the United States.

By holding an ADS or an interest therein, registered holders of ADRs and owners of interests in ADSs each irrevocably agree that (i) any legal suit, action or proceeding against or involving holders of ADRs or owners of interests in ADSs brought by us or the depositary, arising out of or based upon the Deposit Agreement, the ADSs, the ADRs or the transactions contemplated herein, may be instituted in a state or federal court in New York, New York, and each irrevocably waives any objection which it may have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding and (ii) any legal suit, action or proceeding against or involving us or the depositary brought by holders of ADRs or owners of interests in ADSs, arising out of or based upon the deposit agreement, the ADSs, the ADRs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and each irrevocably waives any objection which it may have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

TAXATION

The material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

LEGAL MATTERS

We are being represented by Cooley LLP, San Diego, California, with respect to certain legal matters of U.S. federal securities and New York State law. The validity of our ordinary shares underlying our ADSs and certain other matters of Cayman Islands law will be passed upon for us by Walkers. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 20-F, have been audited by Deloitte & Touche, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The registered business address of Deloitte & Touche is 20F, Taipei Nan Shan Plaza, No. 100, Songren Rd., Xinyi Dist., Taipei 11073, Taiwan.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our executive officers, directors and shareholders, be subject to arbitration.

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York in connection with any offerings under this prospectus under the federal securities laws of the United States or of any State in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York in connection with any offerings under this prospectus under the securities laws of the State of New York.

Cayman Islands

We have been advised by Walkers, our counsel as to Cayman Islands law, that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that there is uncertainty as to whether a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability provisions, whether or not predicated solely upon the U.S. federal securities laws, would be enforceable in the Cayman Islands. This uncertainty relates to whether such a judgment would be determined by the courts of the Cayman Islands to be penal or punitive in nature.

We have also been advised by Walkers that, notwithstanding the above, a final and conclusive judgment obtained in U.S. federal or state courts under which a definite sum of money is payable as compensatory damages and not in respect of laws that are penal in nature (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided that: (a) the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in the Cayman Islands and the parties subject to such judgment either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process, (b) the judgment given by the foreign court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations, (c) the judgment was final and conclusive and for a liquidated sum, (d) the judgment was not obtained by fraud (e) the judgment was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy in the Cayman Islands.

A Cayman Islands court may impose civil liability on us or our directors or officers in a suit brought in the Grand Court of the Cayman Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under Cayman Islands law.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in our home country, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

We also maintain a website at www.aslanpharma.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 20-F for the year ended December 31, 2018, filed with the SEC on April 29, 2019;

•

our Reports on Form 6-K furnished to the SEC on January 9, 2019; January 15, 2019; January  30, 2019; February 27, 2019; March  12, 2019; March 25, 2019; April  2, 2019; April 30, 2019; June 10, 2019; June 17, 2019; June  26, 2019; June 26, 2019; July 29, 2019; August 28, 2019; October  1, 2019; October 7, 2019; October  18, 2019; October 23, 2019; and October  31, 2019, and

•

the description of ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on April 30, 2018, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

ASLAN Pharmaceuticals Limited

83 Clemenceau Avenue #12-03 UE Square

Singapore 239920

+65 6222 4235

You may also access these documents on our website, www.aslanpharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

EXPENSES ASSOCIATED WITH REGISTRATION

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby, other than the SEC registration fee.

SEC registration fee	$12,980.00
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing expenses	(1)
Miscellaneous expenses	(1)

Total	$(1)

(1)

The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

We are empowered by our Articles to indemnify our directors against any liability they incur by reason of their directorship. We maintain directors’ and officers’ insurance to insure such persons against certain liabilities. In addition, our employment agreements with our executive officers provide for indemnification. We have entered into an indemnification agreement with each of our directors and executive officers.

In addition to such indemnification, we provide our directors and executive officers with directors’ and officers’ liability insurance as permitted by our Articles.

Insofar as indemnification of liabilities arising under the Securities Act may be permitted to our board, executive officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits.

The following exhibits are filed with this registration statement or are incorporated herein by reference.

Exhibit Number		Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

1.1	*	Form of Underwriting Agreement.

3.1		Seventh Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect.		6-K (Exhibit 99.2)	October 31, 2019	001-38475

4.1		Form of Deposit Agreement (incorporated by reference to Exhibit A to the Registrant’s Form F-6 filed with the Securities and Exchange Commission on April 13, 2018).		F-1 (Exhibit 4.1)	April 16, 2018	333-223920

4.2		Form of American Depositary Receipt (included in Exhibit 4.1).		F-1 (Exhibit 4.2)	April 16, 2018	333-223920

4.3		Form of Warrant to purchase American Depositary Shares to be issued to October 2019 Loan Facility lenders.		6-K (Exhibit 99.5)	October 31, 2019	001-38475

5.1		Opinion of Walkers.	X

23.1		Consent of independent registered public accounting firm.	X

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

23.2	Consent of Walkers (included in Exhibit 5.1).	X

24.1	Powers of Attorney (included on the signature page of this registration statement).	X

*	To be subsequently filed, if applicable, by an amendment to this registration statement or by a Report on Form 6-K and incorporated herein by reference.

Item 10.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934

(and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on October 31, 2019.

ASLAN Pharmaceuticals Limited

By:	/s/ Carl Firth
Name: Carl Firth, Ph.D.
Title: Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of ASLAN Pharmaceuticals Limited hereby severally constitute and Carl Firth, Ph.D., Kiran Asarpota and Ben Goodger, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form F-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable ASLAN Pharmaceuticals Limited to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Carl Firth Carl Firth, Ph.D.	Chief Executive Officer (Principal Executive Officer)	October 31, 2019

/s/ Kiran Asarpota Kiran Asarpota	Vice President of Finance (Principal Financial Officer and Principal Accounting Officer)	October 31, 2019

/s/ Andrew Howden Andrew Howden	Chairman	October 31, 2019

/s/ Jun Wu Jun Wu, Ph.D. (representing Alnair Investment)	Director	October 31, 2019

/s/ Lim Chin Hwee Damien Lim Chin Hwee Damien (representing BV Healthcare II Pte Ltd.)	Director	October 31, 2019

/s/ Robert E. Hoffman Robert E. Hoffman	Director	October 31, 2019

/s/ Kelvin Sun Kelvin Sun	Director	October 31, 2019

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ASLAN Pharmaceuticals Limited, has signed this registration statement on October 31, 2019.

Authorized U.S. Representative

ASLAN Pharmaceuticals (USA) Inc.

By:	/s/ Carl Firth
Name:	Carl Firth, Ph.D.
Title:	Chief Executive Officer and President